Exhibit 1.01

OGE ENERGY CORP.

Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: October 28, 2026

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Form of Opinion of GableGotwals
Exhibit E	–	Form of Opinion of Husch Blackwell
Exhibit F	–	Form of Opinion of Jones Day
Exhibit G	–	Officer’s Certificate
Exhibit H	–	Permitted Free Writing Prospectuses
Exhibit I	–	Form of Confirmation

ii

OGE ENERGY CORP.

Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

October 28, 2026

Barclays Bank PLC
745 Seventh Avenue
New York, New York 10019

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Bank of Montreal
55 Bloor Street West, 18th Floor
Toronto, Ontario, M4W 1A5, Canada

BMO Capital Markets Corp.
151 W 42nd Street, 32nd Floor
New York, New York 10036

Bank of America, N.A.
One Bryant Park
New York, New York 10036

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

BTIG, LLC
65 East 55th Street
New York, New York 10022

The Bank of New York Mellon
240 Greenwich Street
New York, New York 10286

BNY Mellon Capital Markets, LLC
(acting through BTIG, LLC as agent)
240 Greenwich Street
New York, New York 10286

JPMorgan Chase Bank, National Association
270 Park Avenue
New York, New York 10017

J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017

Mizuho Markets Americas LLC
1271 Avenue of the Americas, 3rd Floor
New York, New York 10020

Mizuho Securities USA LLC
1271 Avenue of the Americas, 3rd Floor
New York, New York 10020

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

MUFG Securities EMEA plc
Ropemaker Place, 25 Ropemaker Street
London EC2Y 9AJ
United Kingdom

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 5th Floor
New York, New York 10020

PNC Capital Markets LLC
300 Fifth Avenue, 10th Floor
Pittsburgh, Pennsylvania 15222

Royal Bank of Canada
c/o RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281

RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281

The Bank of Nova Scotia
c/o Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281

Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281

Wells Fargo Bank, National Association
500 West 33rd Street, 14th Floor
New York, New York 10001

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

To the Addressees:

OGE Energy Corp., an Oklahoma corporation (the “Company”), confirms its agreement (this “Agreement”) with Barclays Bank PLC, Bank of Montreal, The Bank of New York Mellon, Bank of America, N.A., JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia and Wells Fargo Bank, National Association, each in its capacity as purchaser under any Confirmation (as defined in Section 2) (each, a “Forward Purchaser” and, together, the “Forward Purchasers”), Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, each in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Shares (as defined in Section 2) hereunder (each, an “Agent” and, together, the “Agents”), and Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC (acting through BTIG, LLC as agent), BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., and Wells Fargo Securities, LLC, each in its capacity as agent for its respective Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined in Section 2) hereunder (each, a “Forward Seller” and, together, the “Forward Sellers”), as follows:

SECTION 1.     Description of Shares.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, Shares (as defined in Section 2) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate Sales Price (as defined in Section 2) of up to $750,000,000 (the “Maximum Amount”) may be offered and sold. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate Sales Price of the Shares offered and sold under this Agreement shall be the sole responsibility of the Company, and none of the Agents, the Forward Sellers or the Forward Purchasers shall have any obligation in connection with such compliance. The offer and sale of the Shares will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and became effective upon filing under Rule 462(e) under the Securities Act of 1933, as amended, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares. The Company agrees that, whenever it determines to sell Shares directly to an Agent as principal, the Company will enter into a separate written agreement with such Agent containing the terms and conditions of such sale.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-279061), including a base prospectus, relating to certain securities, including the Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents and the Forward Sellers, for use by the Agents and the Forward Sellers, by email or other electronic transmission, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement relating to the Shares. Except where the context otherwise requires, such registration statement, including all documents incorporated or deemed incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act, is herein called the “Registration Statement”. The base prospectus, including all documents incorporated or deemed to be incorporated by reference therein, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus”. Any reference herein to the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 2.     Certain Defined Terms.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Initial Hedge Period (as defined below) for any Forward (as defined below), the number of Forward Hedge Shares that the applicable Forward Seller has sold during such Initial Hedge Period.

“Capped Number” means, for any Confirmation, the meaning set forth in such Confirmation under the heading “Maximum Share Delivery”.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earlier of (i) the date on which the Agents shall have sold in the aggregate the Maximum Amount pursuant to this Agreement or (ii) the date this Agreement is terminated pursuant to Section 10(l) or Section 13.

“Confirmation” means a Confirmation, substantially in the form set forth in Exhibit I, of the terms and conditions of a Transaction (as defined in such Confirmation) in relation to any Forward, by and between the Company and the applicable Forward Purchaser, including all provisions incorporated by reference therein.

“Forward” means the transaction resulting from each Placement Notice (as defined in Section 3(a)) (as amended by the corresponding Acceptance (as defined in Section 3(b)), if applicable) specifying that it relates to a “Forward” and requiring the applicable Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Confirmation, the Forward Hedge Shares.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward, which amount shall be the target aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller, subject to the terms and conditions of this Agreement.

“Forward Hedge Selling Commission” means, for any Confirmation, the product of (i) the Forward Hedge Selling Commission Rate for such Confirmation and (ii) the Volume-Weighted Hedge Price (as defined in such Confirmation).

“Forward Hedge Selling Commission Rate” means, for any Confirmation, the amount of any commission, discount or other compensation to be received by the Forward Seller in the form of a reduced Initial Forward Price for the corresponding Forward Purchaser, which shall be determined in accordance with the terms set forth on Exhibit C attached hereto and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable).

“Forward Hedge Settlement Date” means, for any sales of Forward Hedge Shares in connection with a Forward, unless specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), the Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made.

“Forward Hedge Shares” means all Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by the applicable Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Initial Forward Price” means, for any Confirmation, the product of (i) an amount equal to one minus the Forward Hedge Selling Commission Rate (as defined below) for such Confirmation and (ii) the Volume-Weighted Hedge Price (as defined in such Confirmation) for such Confirmation.

“Initial Hedge Period” means, for any confirmation, the period from, and including the “Trade Date” (as defined in such Confirmation) to and including the “Hedge Completion Date” (as defined in such Confirmation).

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires an Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares as specified in such Placement Notice or to act as principal in connection therewith, subject to the terms and conditions of this Agreement.

“Issuance Amount” means, for any Issuance, the amount specified as such in the Placement Notice for such Issuance, which amount shall be the target aggregate Sales Price of the Issuance Shares in respect of such Issuance, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“NYSE” means the New York Stock Exchange.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by an Agent or a Forward Seller on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Selling Period” means any Initial Hedge Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and an Agent shall otherwise agree, any Forward Hedge Settlement Date or any Issuance Settlement Date (as defined in Section 7(b)), as applicable.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable.

SECTION 3.     Placements.

(a)           Upon the terms and subject to the conditions of this Agreement, on any Trading Day as provided in Section 3(c) during the Commitment Period on which the conditions set forth in Section 10 have been satisfied, the Company may issue (in the case of an Issuance) and sell or cause to be sold Shares hereunder (each, a “Placement”), by notice to an Agent (in the case of an Issuance) or a Forward Seller and the applicable Forward Purchaser (in the case of a Forward), in each case by email notice (or other method mutually agreed to in writing by the parties hereto) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum specify whether it relates to an “Issuance” or a “Forward” and include the maximum number of Shares to be sold (the “Placement Shares”), the Issuance Hedge Amount or Forward Hedge Amount, as applicable, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B attached hereto (with a copy to each of the other individuals from the Company listed on such exhibit) and shall be addressed to the individuals from the applicable Agent or the applicable Forward Seller and the applicable Forward Purchaser set forth on Exhibit B attached hereto, as such Exhibit B may be amended from time to time. In the case of a Forward, along with the Placement Notice, the Company shall deliver a duly executed Confirmation, with terms corresponding to such Placement.

(b)           If an Agent or a Forward Seller and a Forward Purchaser, as applicable, wish to accept such proposed terms included in the Placement Notice and, in the case of a Forward, the Confirmation (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, such Agent or such Forward Seller and Forward Purchaser, as applicable, will, prior to 4:30 p.m.  (New York City time) on the Trading Day following the Trading Day on which such Placement Notice is delivered to such Agent or such Forward Seller and Forward Purchaser, as applicable (and, in the case of any Placement Notice delivered to such Agent or such Forward Seller and Forward Purchaser prior to 8:00 a.m.  (New York City time) on a Trading Day, such Agent or such Forward Seller and Forward Purchaser, as applicable, will use their reasonable best efforts prior to 9:30 a.m.  (New York City time) on such Trading Day to), issue to the Company a notice by email (or other method mutually agreed to in writing by the parties hereto) addressed to the individuals from the Company and such Agent or such Forward Seller and Forward Purchaser, as applicable, set forth on Exhibit B attached hereto setting forth the terms that such Agent or such Forward Seller and Forward Purchaser, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or an Agent or a Forward Seller and Forward Purchaser, as applicable, until the Company confirms its acceptance of all of the terms of such Placement Notice, as amended (the “Acceptance”), by (i) email addressed to the individuals from such Agent or such Forward Seller and Forward Purchaser, as applicable, set forth on Exhibit B attached hereto or (ii) telephone, with confirmation to be provided promptly thereafter by email or verifiable facsimile transmission addressed to the individuals from the Company and such Agent or such Forward Seller and Forward Purchaser, as applicable, set forth on Exhibit B attached hereto (or other method mutually agreed to in writing by the parties hereto), along with, in the case of a Forward, a duly executed amended Confirmation with terms corresponding to such amended Placement. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of an Agent’s or a Forward Seller’s and Forward Purchaser’s, as applicable, acceptance of the terms of the Placement Notice or upon receipt by an Agent or a Forward Seller and Forward Purchaser, as applicable, of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of Section 3(a), the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those in the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 10(l) or Section 13 or (v) any party hereto shall have suspended the sale of the Placement Shares in accordance with Section 5. The amount of any discount, commission or other compensation to be paid by the Company to an Agent, when such Agent is acting as agent, in connection with the sale of the Issuance Shares shall be calculated in accordance with the terms set forth on Exhibit C attached hereto. The amount of any discount, commission or other compensation to be paid by the Company to an Agent, when such Agent is acting as principal, in connection with the sale of the Placement Shares shall be as separately agreed in writing among the relevant parties hereto at the time of any such sales. With respect to an Issuance, it is expressly acknowledged and agreed that neither the Company nor any Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to an Agent and either (i) such Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended by such Agent, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. With respect to a Forward, it is expressly acknowledged and agreed that the Company, the applicable Forward Seller and the applicable Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Shares unless and until (i) the Company delivers a Placement Notice to such Forward Seller and Forward Purchaser and either (x) such Forward Seller and Forward Purchaser accept the terms of such Placement Notice or (y) where the terms of such Placement Notice are amended by such Forward Seller or Forward Purchaser, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the applicable Confirmation, and (ii) the Forward Purchaser executes and delivers to the Company the applicable Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c)           No Placement Notice may be delivered hereunder other than during the Commitment Period. No Placement Notice may be delivered hereunder if any Selling Period specified therein would overlap in whole or in part with (x) any Unwind Period under any Confirmation (as defined in such Confirmation) entered into between the Company and any Forward Purchaser or (y) any “unwind period” under any forward sale agreement or additional forward sale agreement entered into between the Company and any “forward purchaser” in connection with the Underwriting Agreement dated November 20, 2025, to which the Company is party, and no Placement Notice specifying that it relates to a “Forward” may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a Forward hereunder, would result in the aggregate Capped Number under all Confirmations entered into or to be entered into between the Company and the Forward Purchasers exceeding (x) 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement or (y) the number of authorized shares of Common Stock not reserved for other purposes.

SECTION 4.     Sale of Shares.

(a)           Subject to the provisions of Section 7(a), for the period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered to an Agent specifying that it relates to an “Issuance,” such Agent will use its commercially reasonable efforts to sell the Issuance Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable). Such Agent will use its reasonable best efforts to provide a preliminary written summary to the Company (to each of those individuals set forth on Exhibit B attached hereto) no later than 6:00 p.m.  (New York City time) on each Trading Day on which such Agent has made sales of Issuance Shares hereunder, and such Agent will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which such Agent has made sales of Issuance Shares hereunder, in each case setting forth the number of Issuance Shares sold on such day, the compensation payable by the Company to such Agent pursuant to Section 3(b) with respect to such sales, and the Net Proceeds (as defined in Section 7(b)) payable to the Company, with an itemization of the deductions made by such Agent (as set forth in Section 7(b)) from the gross proceeds that it receives from such sales.

(b)           Subject to the provisions of Section 7(d) and the applicable Confirmation, upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward” and execution and delivery by the parties thereto of the applicable Confirmation, the applicable Forward Purchaser will use its commercially reasonable efforts to borrow (or cause its affiliate to borrow), offer and sell Forward Hedge Shares through the applicable Forward Seller to hedge the Forward, and the applicable Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Such Forward Seller will use its reasonable best efforts to provide a preliminary written summary to the Company (to each of those individuals set forth on Exhibit B attached hereto) no later than 6:00 p.m.  (New York City time) on each Trading Day on which such Forward Seller has made sales of Forward Hedge Shares hereunder, and such Forward Seller will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which such Forward Seller has made sales of Forward Hedge Shares hereunder, in each case setting forth the number of Forward Hedge Shares sold on such day, the corresponding Sales Price and, if such day is also the Hedge Completion Date (as determined pursuant to the terms of the relevant Confirmation), the Initial Forward Price payable to such Forward Purchaser in respect thereof.

(c)           No later than the opening of the Trading Day immediately following the last Trading Day of any Initial Hedge Period (or, if earlier, the date on which any Initial Hedge Period is suspended or terminated pursuant to Section 3 or the applicable Confirmation), the Forward Purchaser shall execute and deliver to the Company a pricing supplement in the form of Annex B attached to Exhibit I attached hereto in respect of the Forward, which shall set forth the initial “Base Amount” for such Forward (which shall be the Actual Sold Forward Amount for such Initial Hedge Period), the “Hedge Completion Date” for such Forward and the “Initial Forward Price” for such Forward.

(d)           Notwithstanding anything herein to the contrary, any Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the applicable Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the first paragraph of Section 3 of the applicable Confirmation.

(e)           Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the relevant Confirmation (if applicable), the Placement Shares may be offered and sold in negotiated transactions, including block trades, by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the relevant Confirmation (if applicable), the Placement Shares may be offered and sold by any other method permitted by law, including, without limitation, in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

SECTION 5.     Suspension of Sales.

The Company, an Agent, a Forward Seller or a Forward Purchaser may, upon notice to the other relevant parties hereto in writing (including by email correspondence to the individuals of the other relevant parties hereto set forth on Exhibit B attached hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of such other relevant parties set forth on Exhibit B attached hereto), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair the obligations of any party hereto with respect to any Placement Shares sold hereunder prior to the receipt of such notice (and, in the case of any Forward Hedge Shares, the resulting Confirmation). Each of the parties hereto agrees that no such notice under this Section 5 shall be effective against the other parties hereto unless it is made to one of the individuals named on Exhibit B attached hereto; provided, however, that the failure by an Agent, a Forward Seller or a Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Shares hereunder.

SECTION 6.     Representations and Warranties.

(a)           Representations and Warranties by the Company. The Company represents and warrants to each Agent, each Forward Seller and each Forward Purchaser as of the date hereof, as of each Representation Date (as defined in Section 8(o)) on which a certificate is required to be delivered pursuant to Section 8(o), as of the date each Placement Notice is effective, as of the time of each sale of any Shares pursuant to this Agreement (each, an “Applicable Time”) and as of each Settlement Date, and agrees with each Agent, each Forward Seller and each Forward Purchaser, as follows:

(1)             Compliance with Registration Requirements. The offer and sale of the Shares have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined in Section 20), or the effectiveness of the Registration Statement, has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. At the respective times that each of the Registration Statement and any post-effective amendments thereto became or becomes effective and that any Annual Report on Form 10-K of the Company is filed with the Commission, the Company met or will meet the eligibility requirements for use of a registration statement on Form S-3. The Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Securities Act. The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to (A) the part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of the Trustee, (B) information contained in the Registration Statement or the Prospectus relating to The Depository Trust Company and its book entry system, or (C) statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Agents, the Forward Sellers and the Forward Purchasers expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the legal and/or marketing names of the Agents, the Forward Sellers and the Forward Purchasers appearing on the front cover page of the Prospectus.

The copies of the Registration Statement and any amendments thereto, any other preliminary prospectus, each “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Agents or the Forward Sellers (electronically or otherwise) in connection with the offering of the Shares were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act, whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit H attached hereto, in each case in the form furnished (electronically or otherwise) to the Agents or the Forward Sellers for use in connection with the offering of the Shares (each, an “Issuer Free Writing Prospectus”), as of its issue date and (except to the extent such Issuer Free Writing Prospectus has been superseded or modified by a subsequent Issuer Free Writing Prospectus) as of each Applicable Time and Settlement Date, did not, does not and will not (A) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or (B) when read together with the information in the Registration Statement and the Prospectus (as each may be amended or supplemented), include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with information furnished to the Company in writing by the Agents, the Forward Sellers and the Forward Purchasers expressly for use therein.

At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been and not being an “ineligible issuer”, as defined in Rule 405 under the Securities Act. Without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 under the Securities Act for the use of a free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the offering contemplated hereby.

Each document incorporated by reference or deemed to be incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act. No such document, when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Registration Statement is an automatic shelf registration statement (as defined for purposes of this Section 6(a)(1) in Rule 405 under the Securities Act) and initially became effective not earlier than the date that is three years prior to the date hereof. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form, and the Shares have been and remain eligible for registration by the Company on an automatic shelf registration statement form.

(2)             Prior Written Communications. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act and otherwise complied with the requirements of Rule 163 under the Securities Act, including, without limitation, the legending requirement.

(3)             NYSE. The outstanding shares of Common Stock and the Placement Shares to be sold by the Company hereunder and under any applicable Confirmation have been approved for listing, subject only to official notice of issuance, on the NYSE, or the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice. The outstanding shares of Common Stock and the Placement Shares to be sold by the Company hereunder are registered pursuant to Section 12(b) of the Exchange Act. The Company has not taken any action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(4)             Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares to be sold hereunder by the Agents in their capacity as principals or agents or the Forward Sellers in their capacity as agents, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by the relevant Agents and the relevant Forward Sellers.

(5)             Actively Traded Security. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(6)             Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(7)             Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required.

(8)             No Other Contracts. Other than this Agreement and the Confirmations, if any, there are no contracts, agreements or understandings between the Company or any of its Significant Subsidiaries and any person or entity that would give rise to a valid claim against the Company or any of its Significant Subsidiaries or any Agent, Forward Seller or Forward Purchaser for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(9)             Independent Accountants. Ernst & Young LLP, the accountants who examined and audited the Company's financial statements and supporting schedules included in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board (United States) (“PCAOB”). Each other accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is an independent registered public accounting firm with respect to the Company and its Significant Subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Securities Act.

(10)           Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated in the notes thereto. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The summary or selected financial information included or incorporated by reference in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. The Company has no material contingent obligation which is not disclosed in the Prospectus.

(11)           Pro Forma Financial Statements. Any pro forma financial statements of the Company and its Significant Subsidiaries and the related notes thereto, if any, incorporated by reference in the Registration Statement and the Prospectus have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein. Any pro forma financial statements included or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(12)           No Material Adverse Change. Since the respective dates as of which information is given or incorporated by reference in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole.

(13)           Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Oklahoma and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(14)           Good Standing of the Company’s Subsidiaries. Oklahoma Gas and Electric Company is the Company’s only “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X (the “Significant Subsidiary”). The Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The equity interests of each subsidiary owned by the Company, directly or through subsidiaries, are owned free and clear of any pledge, lien, encumbrance, or claim, except as disclosed in the Registration Statement.

(15)           Capitalization. The authorized, issued and outstanding capital stock of the Company is as stated in the Registration Statement and the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly and validly issued and are fully paid and non-assessable.

(16)           Equity Distribution Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and the Company has full corporate power and authority to enter into, and perform its obligations under, this Agreement and the Confirmations, if any.

(17)           Confirmations. Each Confirmation, if any, will be duly authorized, executed and delivered by the Company and will constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(18)           Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment of the purchase price therefor as provided in this Agreement, will be duly authorized, validly issued and fully paid and non-assessable. Shareholders of the Company will have no preemptive rights with respect to the issuance of the Shares. The maximum number of shares of Common Stock deliverable to the Forward Purchasers in the aggregate pursuant to any Confirmation, whether pursuant to physical settlement or net share settlement or otherwise, have been duly authorized and reserved for issuance and, when issued, sold and delivered by the Company to the Forward Purchasers pursuant to any Confirmation, as the case may be, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of any Confirmation, as the case may be, such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(19)           Description of the Common Stock. The Common Stock conforms and the Shares will conform in all material respects to the description contained in the Prospectus.

(20)           Absence of Defaults and Conflicts. Neither the Company nor any Significant Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject (collectively, “Agreements and Instruments”) or (iii) except as disclosed in the Registration Statement and the Prospectus, in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except in the case of (ii) and (iii) for such defaults or violations that could not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, any Confirmation, the issuance and delivery of the Shares, and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the use of proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under any Confirmation have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any Significant Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary, other than such events or conditions that are contemplated by the terms of this Agreement.

(21)           Absence of Proceedings. Other than as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, any Confirmation, or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property or assets is the subject which are not described in the Registration Statement and the Prospectus including ordinary routine litigation incidental to their businesses, could not reasonably be expected to result in a Material Adverse Effect.

(22)           Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, under any Confirmation, in connection with the offering, issuance or sale of the Shares hereunder or any Confirmation or the consummation of the transactions contemplated by this Agreement and the Registration Statement and the Prospectus, except such as have been already obtained.

(23)           Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents, franchises and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct in all material respects the business now operated by them and as described in the Registration Statement and Prospectus, except where the failure so to possess such permit, license, approval, consent or authorization would not, singly or in the aggregate, have a Material Adverse Effect (collectively, “Governmental Licenses”); the Company and each subsidiary is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, singly or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(24)           Title to Property. The Company and its subsidiaries have good and sufficient title to all real property, principal plants and all other property owned by them and which is material to the Company’s and its subsidiaries’ operations taken as a whole, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement and the Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries taken as a whole, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(25)           Labor. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any subsidiary, is imminent which might be expected to have a Material Adverse Effect.

(26)           Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof and have paid all taxes required to be paid through the date hereof (in each case, other than with respect to taxes that are being contested in good faith and for which adequate reserves have been provided); and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

(27)           Environmental. Except as disclosed in the Registration Statement or the Prospectus, the Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(28)           Environmental Liabilities. Except as disclosed in the Registration Statement or the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(29)           Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect.

(30)           Illegal Payments. Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (i) the U.S. Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010, or (iii) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(31)           Sanctions. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (i) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Kherson, and Zaporizhzhia regions of Ukraine, Cuba, Iran, and North Korea). The Company and each of its subsidiaries (i) have not, since April 24, 2019, engaged in, (ii) are not now engaged in, and (iii) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(32)           Use of Proceeds. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions, (ii) to fund or facilitate any money laundering or terrorist financing activities, or (iii) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws (as defined below), or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(33)           Disclosure Controls and Procedures. The Company (i) has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (B) have been evaluated for effectiveness, as of the end of the period covered by the respective annual or quarterly report, and (C) are effective in all material respects to perform the functions for which they were established, (ii) based on the evaluation of its disclosure controls and procedures, is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and (iii) since the date of the most recent evaluation of such disclosure controls and procedures, has experienced no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(34)           Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) records are maintained in reasonable detail so as to accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; (iii) the unauthorized acquisition, use or disposition of the issuer’s assets that could have a material effect on the financial statements is being prevented or timely detected; and (iv) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement and the Prospectus is accurate in all material respects and is prepared in accordance with the Commission’s rules applicable thereto.

(35)           Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(36)           Status under the Securities Act. The Company is not an “ineligible issuer” as defined under the Securities Act at the times specified in the Securities Act in connection with the offering of the Shares.

(37)           Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds therefrom, including the proceeds, if any, upon settlement of any Confirmation will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), or a company “controlled” by an investment company within the meaning of the 1940 Act.

(38)           eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules applicable thereto.

(39)           Compliance with Anti-Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”). The Company and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws, or Sanctions is pending or, to the knowledge of the Company, threatened.  The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(40)           Cybersecurity. (i)(A) Except as disclosed in the Registration Statement and the Prospectus, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including all personal, personally identifiable, sensitive, confidential or regulated data), equipment or technology (collectively, “IT Systems and Data”) and (B) neither the Company nor any of its subsidiaries have been notified of, and has no knowledge of any development not arising in the ordinary course of business that would reasonably be likely to result in, any security breach or other compromise to its IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of its IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data used in connection with their businesses, including backup and disaster recovery technology reasonably consistent with industry standards and practices; and (iv) the IT Systems of the Company and its subsidiaries are adequate for, and operate and perform in all material respects as required in connection with the operation of the businesses of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.

(41)           Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(42)           Underwriter Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction or any “equity line” transaction. For the avoidance of doubt, this representation does not apply to any transactions pursuant to the Underwriting Agreement dated as of November 20, 2025, by and among the Company and the underwriters, forward sellers and forward purchasers party thereto.

(b)           Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Agents, the Forward Sellers or the Forward Purchasers or to counsel for the Agents, the Forward Sellers or the Forward Purchasers shall be deemed a representation and warranty by the Company to the Agents, the Forward Sellers and the Forward Purchasers, as applicable, as to the matters covered thereby.

SECTION 7.     Sale and Delivery; Settlement.

(a)           Sale of Issuance Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon an Agent’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance” or upon receipt by an Agent of an Acceptance, as the case may be, and unless the sale of the Issuance Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, such Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts to sell such Issuance Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling Issuance Shares, (ii) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts to sell such Issuance Shares as required under this Section 7 and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by such Agent in a Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)           Settlement of Issuance Shares. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Issuance Shares will occur on the Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, an “Issuance Settlement Date”). Unless otherwise agreed to by each of the relevant parties hereto, the amount of proceeds to be delivered to the Company on an Issuance Settlement Date against receipt of the Issuance Shares sold (the “Net Proceeds”) will be equal to the aggregate Sales Price received by an Agent at which such Issuance Shares were sold, after deduction for (i) such Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3(b) and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)           Delivery of Issuance Shares. On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the applicable Agent’s or its designee’s account (provided such Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Issuance Settlement Date, the applicable Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company in writing prior to the Issuance Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 11, the Company will (i) hold such Agent harmless against any loss, liability, claim, damage or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to such Agent any commission, discount or other compensation to which such Agent would otherwise have been entitled absent such default.

(d)           Sale of Forward Hedge Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the applicable Confirmation, upon acceptance by a Forward Purchaser and a Forward Seller of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by a Forward Purchaser and a Forward Seller of an Acceptance, as the case may be, and execution and delivery by all relevant parties of the related Confirmation, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement or such Confirmation, such Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge Shares sufficient to have an aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), and the applicable Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Forward Purchasers acknowledges and agrees that (i) there can be no assurance that any Forward Purchaser or its affiliate will be successful in borrowing or that any Forward Seller will be successful in selling Forward Hedge Shares, (ii) no Forward Seller will incur any liability or obligation to the Company, any Forward Purchaser or any other person or entity if it does not sell Forward Hedge Shares borrowed by such Forward Purchaser or its affiliate for any reason other than a failure by such Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 7 and (iii) no Forward Purchaser will incur any liability or obligation to the Company, the related Forward Seller or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 7. In acting hereunder, each Forward Seller will be acting as an agent for the applicable Forward Purchaser and not as principal.

(e)           Delivery of Forward Hedge Shares. On or before each Forward Hedge Settlement Date, the applicable Forward Purchaser will, or will cause the transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the applicable Forward Seller’s or its designee’s account (provided such Forward Seller shall have given the applicable Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the applicable Forward Seller will deliver an amount equal to the aggregate Sales Price received by the applicable Forward Seller at which such Forward Hedge Shares were sold, after deduction for (i) such Forward Seller's commission, discount or other compensation and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, to the applicable Forward Purchaser in same day funds to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(f)           Denominations; Registration. The Shares shall be in such denominations and registered in such names (each of which shall be a direct participant in The Depository Trust Company) as an Agent or a Forward Seller, as applicable, may request in writing at least one full Trading Day before each Settlement Date. The Company or a Forward Purchaser, as applicable, shall deliver the Shares, if any, through the facilities of The Depository Trust Company unless each of the relevant parties hereto shall otherwise agree.

(g)          Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate Sales Price of the Shares sold pursuant to this Agreement would exceed the least of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be offered and sold under this Agreement and notified to an Agent or a Forward Seller, as applicable, in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to an Agent or a Forward Seller, as applicable, in writing. Further, under no circumstances shall the aggregate Sales Price of Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1, exceed the Maximum Amount.

(h)          Blackout Period. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to an Agent (in the case of an Issuance) or a Forward Seller and Forward Purchaser (in the case of a Forward) given by telephone (confirmed promptly by facsimile transmission, email or other method mutually agreed to in writing by the parties), shall cancel any instructions for the offer or sale of any Shares, and no Agent, Forward Seller or Forward Purchaser, as the case may be, shall be obligated to offer or sell any Shares (i) during the period beginning on the 10th business day after the end of each calendar quarter through and including the first date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings or revenue results for a completed fiscal year or quarter (each, an “Earnings Announcement”), (ii) except as provided in Section 7(i) below, at any time from and including an Announcement Date through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and an Agent, a Forward Seller or a Forward Purchaser, as the case may be, for purposes of (i) and (ii) above, such period shall be deemed to end at the relevant Filing Time.

(i)           Filing of Earnings 8-K. If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agents (in the case of an Issuance) or the Forward Sellers and Forward Purchasers (in the case of a Forward) (with a copy to their respective counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents or the Forward Sellers and Forward Purchasers, as the case may be, and obtain the consent of the Agents or the Forward Sellers and Forward Purchasers, as the case may be, to the filing thereof (such consent not to be unreasonably withheld); (ii) provide the Agents or the Forward Sellers and Forward Purchasers, as the case may be, with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 8(o), (p) and (q) hereof, respectively; (iii) afford the Agents or the Forward Sellers and the Forward Purchasers, as the case may be, the opportunity to conduct a due diligence review in accordance with Section 8(m) hereof; and (iv) file such Earnings 8-K with the Commission. The provisions of clause (ii) of Section 7(h) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 7(i) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Sections 8(o), (p) and (q) hereof and (B) other than as set forth in this Section 7(i), this Section 7(i) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 7(h), which shall have independent application.

(j)           Limitations on Agents and Forward Sellers. The Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares or any sales of Shares shall only be effected by or through only one Agent or Forward Seller, as the case may be, on any single given day, but in no event by more than one, and the Company shall in no event request that more than one Agent or Forward Seller, as the case may be, sell Shares on the same day; provided, however, that the foregoing limitation shall not apply (i) to the exercise of any option, warrant, right or conversion privilege set forth in the instrument governing such security, (ii) to sales solely to employees or securityholders of the Company or its subsidiaries or to a trustee or other person or entity acquiring such securities for the accounts of such persons or entities or (iii) on any day during which no sales are made pursuant to this Agreement; provided, further, however, that the foregoing limitation shall not restrict the Company from executing any sales of Shares before 9:30 a.m.  (New York City time) or after 4:00 p.m.  (New York City time) on any such day with a single other Agent or Forward Seller (to the extent the Company has confirmed that no other Agent or Forward Seller is actively offering to sell Shares, soliciting offers to buy Shares or selling Shares at such time).

SECTION 8.     Covenants of the Company.

The Company covenants with the Agents, the Forward Sellers and the Forward Purchasers as follows:

(a)           Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agents or the Forward Sellers under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or similar rule under the Securities Act): (i) the Company will notify the Agents, the Forward Sellers and the Forward Purchasers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agents’, the Forward Sellers’ and the Forward Purchasers’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’, the Forward Sellers’ or the Forward Purchasers’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares (provided, however, that the failure of the Agents, the Forward Sellers or the Forward Purchasers to make such request shall not relieve the Company of any obligation or liability hereunder or affect the Agents’, the Forward Sellers’ or the Forward Purchasers’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares unless a copy thereof has been submitted to the Agents, the Forward Sellers and the Forward Purchasers within a reasonable period of time before the filing and the Agents, the Forward Sellers and the Forward Purchasers have not reasonably objected thereto (provided, however, that the failure of the Agents, the Forward Sellers or the Forward Purchasers to make such objection shall not relieve the Company of any obligation or liability hereunder or affect the Agents’, the Forward Sellers’ or the Forward Purchasers’ right to rely on the representations and warranties made by the Company in this Agreement), and the Company will furnish to the Agents, the Forward Sellers and the Forward Purchasers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act).

(b)           Notice of Commission Stop Orders. The Company will advise the Agents, the Forward Sellers and the Forward Purchasers, promptly after it receives notice or obtains knowledge thereof, of (i) the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (ii) any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, (iii) the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, the loss or suspension of any exemption from any such qualification or the initiation or threatening of any proceedings for any of such purposes, (iv) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or (v) the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. Other than during any period of suspension triggered upon notice from the Company to the Agents, the Forward Sellers or the Forward Purchasers in accordance with Section 5, the Company will make every commercially reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Placement Shares for offering or sale and any loss or suspension of any exemption from any such qualification and, if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)           Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents, the Forward Sellers and the Forward Purchasers and their counsel (at the expense of the Company) by email or other electronic transmission copies of the Registration Statement and the Prospectus (including all documents incorporated by reference therein, except for those documents available via EDGAR) and all amendments and supplements to the Registration Statement and the Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein, except for those documents available via EDGAR), in each case as soon as reasonably practicable. The copies of the Registration Statement and the Prospectus and any amendments or supplements thereto furnished to the Agents, the Forward Sellers and the Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Shares (including, without limitation, pursuant to Rule 172 or similar rule under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents, the Forward Sellers and the Forward Purchasers or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents, the Forward Sellers and the Forward Purchasers to suspend the offering of Placement Shares during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents, the Forward Sellers and the Forward Purchasers by email or other electronic transmission copies of such amendment or supplement as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or, when read together with the information in the Registration Statement and the Prospectus (as each may be amended or supplemented), included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents, the Forward Sellers and the Forward Purchasers to suspend the offering of Placement Shares during such period and the Company will, subject to Section 8(a), promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)           Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents, the Forward Sellers and the Forward Purchasers, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions within the United States as the Agents, the Forward Sellers and the Forward Purchasers may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to comply with other requirements deemed by the Company to be unduly burdensome. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares.

(f)           Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents, the Forward Sellers and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)           Use of Proceeds. The Company will use the Net Proceeds from the sale of the Placement Shares and the proceeds received under any Confirmation in the manner specified in the Prospectus under “Use of Proceeds”.

(h)           Listing. During any period in which the Prospectus relating to the Placement Shares is required to be delivered under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or similar rule under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the NYSE.

(i)            Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)            Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or similar rule under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)           Sales of Common Stock. During any time that a Placement Notice (as amended by the corresponding Acceptance, if applicable) is in effect, the Company will not (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or a post-effective amendment to the Registration Statement) or (B) enter into any, or announce the intention to enter into any, swap or other agreement or transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or clause (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (w) Common Stock to be offered and sold through the Agents and the Forward Sellers pursuant to this Agreement and Common Stock to be delivered pursuant to any outstanding forward sale agreement with the Company, (x) Common Stock issuable pursuant to the Company’s stock purchase plan as it may be amended or replaced from time to time, (y) equity incentive awards approved by the board of directors of the Company or the compensation and human resources committee thereof or the issuance of Common Stock upon exercise thereof and (z) Common Stock issuable upon the conversion, exchange or exercise of outstanding securities, warrants, rights, options or other similar instruments.

(l)           Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Agents, the Forward Sellers and the Forward Purchasers, promptly after it shall have received notice or obtained knowledge thereof or developed its intention to tender a Placement Notice or sell Placement Shares, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents, the Forward Sellers or the Forward Purchasers, as applicable, pursuant to this Agreement.

(m)         Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or the Forward Sellers and the Forward Purchasers, as applicable, or their respective agents at or before a Representation Date on which the Company is required to provide a certificate pursuant to Section 8(o), including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

(n)          Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or on a current report on Form 8-K (i) the number of Placement Shares sold pursuant to this Agreement, (ii) the Net Proceeds to the Company with respect to such Placement Shares and (iii) the compensation paid by the Company with respect to sales of such Placement Shares pursuant to this Agreement during the relevant quarter.

(o)          Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and:

(1)           each time the Company:

(i)           files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;

(ii)           files an annual report on Form 10-K under the Exchange Act;

(iii)           files a quarterly report on Form 10-Q under the Exchange Act; or

(iv)           files a report on Form 8-K containing amended financial information (other than to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K (including in an earnings release)) under the Exchange Act; and

(2)           at any other time reasonably requested by the Agents, the Forward Sellers or the Forward Purchasers (each such date of filing of one or more of the documents referred to in Section 8(o)(1) and any time of request pursuant to this Section 8(o)(2) shall be a “Representation Date”), the Company shall furnish the Agents, the Forward Sellers and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit G, within two Trading Days following any Representation Date (except in the case of a waiver under the following sentence (a “Waiver”), in which case such certificate shall be furnished with or preceding the relevant Placement Notice). The requirement to provide a certificate under this Section 8(o) shall be waived for any Representation Date, other than for any Representation Date on which the Company files its annual report on Form 10-K, occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which Waiver shall continue until the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date). The Company shall provide the Agents, the Forward Sellers and the Forward Purchasers notice of its intent to utilize the Waiver for a Representation Date via electronic mail to the individuals listed on Exhibit B attached hereto at least 5 business days before the applicable Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such Waiver and did not provide the Agents, the Forward Sellers and the Forward Purchasers with a certificate under this Section 8(o), then, before the Company delivers the Placement Notice or any Agent or Forward Seller sells any Placement Shares, the Company shall provide the Agents, the Forward Sellers and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit G, dated the date of the Placement Notice.

(p)           Opinions of Counsel for Company.

(1)           On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, and within two Trading Days following each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit G (except in the case of a Waiver, in which case no later than such time that the relevant Placement Notice is furnished), the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinions, dated the date that the opinion is required to be delivered, of GableGotwals, Tulsa, Oklahoma, Husch Blackwell LLP, Chicago, Illinois, each counsel for the Company, in form and substance satisfactory to counsel for the Agents, the Forward Sellers and the Forward Purchasers, together with signed original or reproduced copies of such opinions for each of the other Agents and the Forward Purchasers to the effect set forth below and to such further effect as counsel to the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

(i)           Opinion of GableGotwals. Such opinion shall cover the matters set forth in the form attached hereto as Exhibit D.

(ii)           Opinion of Husch Blackwell. Such opinion shall cover the matters set forth in the form attached hereto as Exhibit E.

(2)           On or prior to the Effective Date (but no sooner than the Trade Date) in respect to a Forward (as such dates are specified in the relevant Confirmation), if any, the relevant Agents, Forward Sellers and Forward Purchasers in respect to such Forward shall have received the favorable opinion, dated the date that the opinion is required to be delivered, of Jones Day, New York, New York, counsel for the Company, in form and substance satisfactory to counsel for the Agents, the Forward Sellers and the Forward Purchasers, together with signed original or reproduced copies of such opinions for each of the other Agents and the Forward Purchasers to the effect set forth below and to such further effect as counsel to the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

(i)           Opinion of Jones Day. Such opinion shall cover the matters set forth in the form attached hereto as Exhibit F.

(q)           Opinion of Counsel for the Agents, the Forward Sellers and the Forward Purchasers. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, and within two Trading Days following each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit G (except in the case of a Waiver, in which case no later than such time that the relevant Placement Notice is furnished), the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinion, dated the date that the opinion or negative assurance is required to be delivered, of Hunton Andrews Kurth LLP, counsel for the Agents, the Forward Sellers and the Forward Purchasers, together with signed original or reproduced copies of such letter for each of the other Agents, the Forward Sellers and the Forward Purchasers with respect to such matters related to the issuance and sale of the Shares as the Agents, the Forward Sellers and the Forward Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of GableGotwals or other counsel satisfactory to the Agents, the Forward Sellers and the Forward Purchasers.

(r)           Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, and within two Trading Days following each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit G (except in the case of a Waiver, in which case no later than such time that the relevant Placement Notice is furnished), the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish to the Agents and the Forward Sellers a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents and the Forward Sellers, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s)           Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for or purchase the Shares to be issued and sold pursuant to this Agreement or pay anyone other than the Agents and the Forward Sellers any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; provided, further, that no such bids or purchases shall be made by the Company during the three Trading Days before or after any sale of any Shares pursuant to this Agreement.

(t)           Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended, assuming no change in the Commission’s current interpretation as to entities that are not considered to be an investment company.

(u)           Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(v)           No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the relevant Agents in their capacity as principals or agents hereunder or the relevant Forward Sellers in their capacity as agents hereunder, none of the Company (including its agents and representatives, other than the Agents in their capacity as such), the Agents or the Forward Sellers will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by or through the Agents or the Forward Sellers as principals or agents hereunder.

(w)           Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Agents, the Forward Sellers and the Forward Purchasers, and sales of the Placement Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.

(x)           Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the third anniversary of the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by the Agents, the Forward Sellers or the Forward Purchasers under the Securities Act or the Exchange Act in connection with the sale of the Shares, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Shares, and, if such registration statement is not an automatic shelf registration statement, will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and the Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Shares to continue as contemplated in the expired registration statement relating to such Shares. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

(y)           Reservation of Shares. The Company shall reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement and any Confirmation.

(z)           Maximum Amount. The Company will promptly notify the Agents, the Forward Sellers and the Forward Purchasers in writing when the Maximum Amount has been sold pursuant to this Agreement. Prior to receipt of such written notice, each of the Agents, the Forward Sellers and the Forward Purchasers shall be entitled to assume for all purposes that the Maximum Amount has not been sold pursuant to this Agreement.

(aa)         Trading in the Common Stock. The Company consents to the Agents, the Forward Sellers or the Forward Purchasers, as applicable, trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement.

SECTION 9.      Payment of Expenses.

The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of any certificates for the Placement Shares to the Agents, the Forward Sellers and the Forward Purchasers, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agents, the Forward Sellers and the Forward Purchasers, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Shares under securities laws in accordance with the provisions of Section 8(e), including filing fees and the reasonable fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto, (vi) the printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents, the Forward Sellers and the Forward Purchasers to investors, (vii) the preparation, printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of copies of any state securities law or “blue sky” survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of any custodian, transfer agent and registrar for the Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents, the Forward Sellers and the Forward Purchasers in connection with, any review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares, (x) the fees and expenses incurred in connection with the listing of the Placement Shares on the NYSE and (xi) the reasonable fees and disbursements of the counsel to the Agents, the Forward Sellers and the Forward Purchasers.

SECTION 10.   Conditions of the Agents’, the Forward Sellers’ and the Forward Purchasers’ Obligations.

The obligations of the Agents, the Forward Sellers and the Forward Purchasers hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following further conditions:

(a)           Effectiveness of Registration Statement; Filing Fees. The Registration Statement shall remain effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) under the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)           No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the Securities Act; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction of or within the United States or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus and any Issuer Free Writing Prospectus (when read together with the Registration Statement and the Prospectus (as each may be amended or supplemented)), it will not include any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           No Misstatement or Material Omission. None of the Agents, the Forward Sellers or the Forward Purchasers shall have advised the Company that the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (when read together with the Registration Statement and the Prospectus (as each may be amended or supplemented)) or any amendment or supplement thereto contains an untrue statement of fact that in such Agent’s, Forward Seller’s or Forward Purchaser’s reasonable opinion is material or omits to state a fact that in such Agent’s, Forward Seller’s or Forward Purchaser’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Material Changes. Except as referred to in or contemplated by the Prospectus, as amended or supplemented (including the documents incorporated or deemed incorporated by reference therein), there shall have been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole.

(e)           Opinions and Negative Assurance of Counsel for Company. The Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinions and negative assurances of counsels to the Company and of counsel to the Agents, the Forward Sellers and the Forward Purchasers required to be delivered pursuant to Sections 8(p) and 8(q) on or before the date on which such delivery of such opinions and negative assurances are required pursuant to Sections 8(p) and 8(q).

(f)           Representation Certificate. The Agents, the Forward Sellers and the Forward Purchasers shall have received the certificate required to be delivered pursuant to Section 8(o) on or before the date on which delivery of such certificate is required pursuant to Section 8(o).

(g)          Accountant’s Comfort Letter. The Agents and the Forward Sellers shall have received the Comfort Letter required to be delivered pursuant to Section 8(r) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 8(r).

(h)          Approval for Listing. The Placement Shares shall have been approved for listing on the NYSE, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice.

(i)           No Suspension. Trading in the Shares shall not have been suspended on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors).

(j)           Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 8(o), counsel for the Agents, the Forward Sellers and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)           Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Shares hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(l)           Termination of Agreement. If any condition specified in this Section 10 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any Agent, Forward Seller or Forward Purchaser by notice to the Company and the other parties hereto, and such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 9 and except that, in the case of any termination of this Agreement, Section 6, Section 11, Section 12, Section 14, Section 15, Section 17, Section 18, Section 19, Section 21 and Section 23 shall survive such termination and remain in full force and effect.

(m)          Maximum Amount. The Company shall not have issued a Placement Notice to sell an Issuance Amount or a Forward Hedge Amount, as the case may be, where the sum of (i) the Sales Price of the requested Issuance Amount or Forward Hedge Amount, as applicable, plus (ii) the aggregate Sales Price of all Shares sold under all previous Issuances and Forwards effected pursuant to this Agreement exceeds the Maximum Amount.

(n)           Ratings. Since the later of (1) the date of this Agreement and (2) the immediately preceding Representation Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act.

SECTION 11.   Indemnification; Contribution.

(a)           The Company agrees to indemnify and hold harmless each Agent, each Forward Seller, each Forward Purchaser, each person, if any, who controls any Agent, Forward Seller or Forward Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Agent, Forward Seller or Forward Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Agent, Forward Seller or Forward Purchaser furnished to the Company in writing by such Agent, Forward Seller or Forward Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by the Agents, the Forward Sellers and the Forward Purchasers consists of the information described as such in the second sentence of the third paragraph of Section 6(a)(1).

(b)           Each Agent, Forward Seller and Forward Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Agent, Forward Seller or Forward Purchaser, as applicable, but only with reference to information relating to such Agent, Forward Seller or Forward Purchaser furnished to the Company in writing by such Agent, Forward Seller or Forward Purchaser expressly for use in the Registration Statement, any issuer free writing prospectus, road show or the Prospectus, which information shall be limited to the matters set forth in the second sentence of the third paragraph of Section 6(a)(1).

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed to the indemnified party by the indemnifying party. Such firm shall be designated in writing by the Agents, the Forward Sellers or the Forward Purchasers, in the case of parties indemnified pursuant to Section 11(a), and by the Company, in the case of parties indemnified pursuant to Section 11(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           Contribution. To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents, Forward Sellers and Forward Purchasers on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(a)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(a)(i) above but also the relative fault of the Company on the one hand and of the Agents, the Forward Sellers and the Forward Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents, Forward Sellers and Forward Purchasers on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as (i) with respect to the Company, the net proceeds (assuming full physical settlement of any Confirmation) from the offering of the Shares for each Issuance under this Agreement (before deducting expenses) received by the Company bear to the aggregate Sales Price of the Issuance Shares or (y) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Initial Forward Price for such Forward (the “Net Forward Proceeds”), bear to the sum of the Net Forward Proceeds, the Net Spread Value (as defined below) and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (ii) with respect to the Agents, the total discounts or commissions received by the Agents bear to the aggregate Sales Price of the Issuance Shares, and (iii) with respect to the Forward Sellers, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount, and (iv) with respect to the Forward Purchasers, the accumulated value of the net Spread (as defined in the related Confirmation for each Forward and net of any related stock borrow costs or other costs or expenses actually incurred) (the “Net Spread Value”) for each Confirmation executed in connection with this Agreement bear to the Gross Forward Amount. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Agents, the Forward Sellers or Forward Purchasers on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Agents’, Forward Sellers’ and Forward Purchasers’ respective obligations to contribute pursuant to Section 11 are several, and not joint.

(e)           The Company and the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just or equitable if contribution pursuant to Section 11 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in clause 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 11, (i) no Agent shall be required to contribute any amount in excess of the amount by which the commissions or fees with respect to the offering of Shares received by it under this Agreement exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) no Forward Seller shall be required to contribute any amount in excess of the aggregate Forward Hedge Selling Commissions received by it under this Agreement and (iii) no Forward Purchaser shall be required to contribute any amount in excess in excess of the aggregate Spread (as defined in the relevant Confirmation) under the relevant Confirmation, net of any costs associated therewith, as reasonably determined by such Forward Purchaser. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The agreement with respect to indemnification and contribution contained in this Section 11 shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Agent, Forward Seller or Forward Purchaser, and shall survive delivery of and payment for the Shares hereunder and any termination of this Agreement.

SECTION 12.            Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the Agents, the Forward Sellers, the Forward Purchasers or their respective affiliates, directors, officers or controlling persons, or by or on behalf of the Company, and shall survive delivery of the Shares to the Agents, the Forward Sellers and the Forward Purchasers.

SECTION 13.   Termination of Agreement.

(a)           Termination; General. Any Agent, Forward Seller or Forward Purchaser may terminate this Agreement, by notice to the Company and the other parties hereto, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, Forward Seller or Forward Purchaser, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) if trading in the Placement Shares has been suspended or limited by the Commission or the NYSE, (iv) if trading generally on the NYSE has been suspended or limited, minimum or maximum prices for trading have been fixed or maximum ranges for prices have been required by the NYSE or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal or New York authorities.

(b)           Termination by the Company. The Company shall have the right, by giving three days’ notice as hereinafter specified (unless such notice is waived by the Agents, the Forward Sellers and the Forward Purchasers), to terminate this Agreement with respect to one or more or all Agents, Forward Sellers or Forward Purchasers in its sole discretion at any time after the date of this Agreement and, if not terminated in its entirety, this Agreement shall otherwise continue in full force and effect with respect to any Agents, Forward Sellers and Forward Purchasers not so terminated. The Company also may terminate this Agreement, by giving one day notice as hereinafter specified, if any relevant Agent, Forward Seller or Forward Purchaser, as applicable, declines to accept proposed terms (or propose amended terms acceptable to the Company) included in any Placement Notice originated by the Company pursuant to Section 3.

(c)           Termination by Agent, Forward Seller or Forward Purchaser. Any Agent, Forward Seller or Forward Purchaser shall have the right, by giving three days’ notice as hereinafter specified (unless such notice is waived by the Company), to terminate this Agreement in its sole discretion at any time after the date of this Agreement, solely with respect to such Agent, Forward Seller or Forward Purchaser.

(d)           Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Placement Shares pursuant to this Agreement on the terms and subject to the conditions set forth herein with an aggregate Sales Price equal to the Maximum Amount.

(e)           Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Section 10(l), Section 13(a), Section 13(b) (as to all Agents, Forward Sellers and Forward Purchasers), Section 13(c) (as to all Agents, Forward Sellers and Forward Purchasers) or Section 13(d) or otherwise by mutual agreement of the parties hereto.

(f)           Effectiveness of Termination. Any termination of this Agreement (in its entirety or otherwise) shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Sellers and the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(g)           Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 9 and except that, in the case of any termination of this Agreement, Section 6, Section 11, Section 12, Section 14, Section 15, Section 17, Section 18, Section 19, Section 21 and Section 23 shall survive such termination and remain in full force and effect.

(h)           Amendments and Waivers. Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party hereto against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party hereto from subsequently requiring compliance with the waived provision or requirement in other circumstances.

SECTION 14.   Notices.

Except as otherwise provided in this Agreement (including by reference to Exhibit B attached hereto), all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices shall be directed as follows:

if to Barclays Bank PLC, to:

Barclays Bank PLC
745 Seventh Avenue
New York, New York 10019
Attention: Kevin Cheng
Facsimile: (212) 526-8627

if to Barclays Capital Inc., to:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Syndicate Registration
Facsimile: (646) 834-8133

with a copy, in the case of any notice pursuant to Section 11(c), to:

Director of Litigation
Office of the General Counsel
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

if to Bank of Montreal, to:

Bank of Montreal
55 Bloor Street West, 18th Floor
Toronto, Ontario M4W 1A5, Canada
Attention: Manager, Derivatives Operations
Facsimile: (416) 552-7904

Telephone: (416) 552-4177

With a Copy to:

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario M5X 1A1, Canada

Attention: Associate General Counsel & Managing Director, Derivatives Legal Group Facsimile:

(416) 956-2318

if to BMO Capital Markets Corp., to:

BMO Capital Markets Corp.
Equity-Linked Capital Markets

151 W 42nd Street, 32nd Floor

New York, New York 10036

Attention: Brian Riley

Telephone: (212) 605-1414

Facsimile: (212) 885-4165

With a copy to:

Legal Department

BMO Capital Markets Corp.

151 W 42nd Street, 32nd Floor

New York, New York 10036

if to Bank of America, N.A., to:

Bank of America, N.A.
One Bryant Park, 8th Floor
New York, New York 10036
Attention: Strategic Equity Solutions Group
Email: dg.issuer_derivatives_notices@bofa.com
Telephone: (646) 855-6770

if to BofA Securities, Inc., to:

BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Attention: ATM Execution
Email: dg.atm_execution@bofa.com

if to BTIG, LLC, to:

BTIG, LLC
65 East 55th Street
New York, New York 10022
Attention: Equity Capital Markets
Email: BTIGUSATMTrading@btig.com

with a copy to:

BTIG, LLC
350 Bush Street
San Francisco, California 94104
Attention: General Counsel and Chief Compliance Officer
Email: BTIGcompliance@btig.com and IBLegal@btig.com

if to The Bank of New York Mellon, to:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286 Attention: Equity Desk

Email: atmgroup@bnymellon.com

Telephone: 212-815-8056

and to:

BTIG, LLC, at the notice address for BTIG, LLC provided above if to BNY Mellon Capital Markets, LLC, to:

BNY Mellon Capital Markets, LLC
240 Greenwich Street

New York, New York 10286

Attention: Equity Capital Markets

Email: atmgroup@bnymellon.com

Telephone: 212-815-6403

with a copy (which shall not constitute notice) to:

240 Greenwich Street

New York, New Yok 10286

Attention: Operations Department, Third Floor

Facsimile: (724) 540-6311

and to:

BTIG, LLC as agent of the Forward Seller, at the notice address for BTIG, LLC provided above if to JPMorgan Chase Bank, National Association, to:

JPMorgan Chase Bank, National Association
270 Park Avenue
New York, New York 10017
Attention: EDG Marketing Support
Email: edg_notices@jpmorgan.com; edg_ny_corporate_sales_support@jpmorgan.com with a copy to Sanjeet Dewal, sanjeet.s.dewal@jpmorgan.com

if to J.P. Morgan Securities LLC, to:

J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
Attention: Sanjeet Dewal
Email: sanjeet.s.dewal@jpmorgan.com
Facsimile: (212) 622-8783

if to Mizuho Markets Americas LLC, to:

Mizuho Markets Americas LLC
1271 Avenue of the Americas, 3rd Floor
New York, New York 10020
Attention: Equity Capital Markets
Email: US-ECM@mizuhogroup.com

if to Mizuho Securities USA LLC, to:

Mizuho Securities USA LLC
1271 Avenue of the Americas, 3rd Floor
New York, New York 10020
Attention: Equity Capital Markets
Email: US-ECM@mizuhogroup.com

if to Morgan Stanley & Co. LLC, to:

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Attention: Equity Syndicate Desk, with a copy to the Legal Department
Facsimile: (212) 507-1554

if to MUFG Securities EMEA plc, to:

MUFG Securities EMEA plc
Ropemaker Place, 25 Ropemaker Street
London EC2Y 9AJ
United Kingdom
Attention: Derivative Confirmations
Email: docsconfirms@int.sc.mufg.jp
Facsimile: +44 (0) 20 7577 2898/2875

if to MUFG Securities Americas Inc., to:

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 5th Floor
New York, New York 10020
Attention: Capital Markets
Facsimile: (646) 434-3455

if to PNC Capital Markets LLC, to:

PNC Capital Markets LLC

300 Fifth Ave, 10th Floor

Pittsburgh, PA 15222

Attention: Capital Markets Transaction Execution

Email: capitalmarketsnotices@pnc.com

if to Royal Bank of Canada, to:

Royal Bank of Canada
Brookfield Place, 200 Vesey Street, 8th Floor
New York, New York 10281
Attention: ECM, TJ Opladen
Email: tj.opladen@rbccm.com
Facsimile: (212) 428-6260

if to RBC Capital Markets, LLC, to:

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281
Attention: Equity Syndicate, TJ Opladen
Email: tj.opladen@rbccm.com
Facsimile: (212) 428-6260

if to The Bank of Nova Scotia, to:

The Bank of Nova Scotia
44 King Street West
Toronto, Ontario
Canada M5H 1H1
c/o Scotia Capital (USA) Inc., as Agent
250 Vesey Street, 24th Floor
New York, New York 10281
Attention: US Equity Derivatives
Email: john.kelly@scotiabank.com; iris.gu@scotiabank.com;

BNSEquityConfirmations@scotiabank.com
Telephone: (212) 225-6664; (212) 225-6958

if to Scotia Capital (USA) Inc., to:

Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281
Attention: US ECM
Email: US.ECM@scotiabank.com; US.Legal@scotiabank.com

if to Wells Fargo Bank, National Association, to:

Wells Fargo Bank, National Association
500 West 33rd Street
New York, New York 10001
Attention: Special Equities Group and Corporate Equity Derivatives
Email: WellsFargoSpecialEquitiesTrading@wellsfargo.com and

CorporateDerivativeNotifications@wellsfargo.com

if to Wells Fargo Securities, LLC, to:

Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001
Attention: Special Equities Group
Email: WellsFargoSpecialEquitiesTrading@wellsfargo.com

if to OGE Energy Corp., to:

OGE Energy Corp.
321 North Harvey
P.O.  Box 321
Oklahoma City, Oklahoma 73101-0321
Attention: Treasurer
Email: baileyjd@oge.com

with a copy to Husch Blackwell
120 S. Riverside Plaza, Suite 2200

Chicago, Illinois 60606
Attention: Robert J. Joseph, Esq.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents, the Forward Sellers and the Forward Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of such clients, as well as other information that will allow the Agents, the Forward Sellers and the Forward Purchasers to properly identify their respective clients.

SECTION 15.   Parties.

This Agreement shall inure to the benefit of and be binding upon each Agent, each Forward Seller, each Forward Purchaser, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the Agents, the Forward Sellers, the Forward Purchasers, the Company and their respective successors and the affiliates and controlling persons and officers and directors referred to in Section 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of each Agent, each Forward Seller, each Forward Purchaser, the Company and their respective successors, and said affiliates and controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Shares from or through any Agent or Forward Seller shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.   Adjustments for Stock Splits.

The parties hereto acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

SECTION 17.   Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 18.   Effect of Headings.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19.   Construction.

All references in this Agreement to financial statements and schedules and other information that is “contained”, “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated by reference in the Registration Statement or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR. All references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR. All references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by or through the Agents or Forward Sellers outside of the United States.

SECTION 20.   Permitted Free Writing Prospectuses.

The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agents, the Forward Sellers and the Forward Purchasers, and each Agent, Forward Seller and Forward Purchaser represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents, the Forward Sellers and the Forward Purchasers or by the Company, as the case may be, is herein referred to as a “Permitted Free Writing Prospectus”. The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit H attached hereto are Permitted Free Writing Prospectuses.

SECTION 21.   Absence of Fiduciary Relationship.

The Company acknowledges and agrees that:

(a)           each of the Agents, the Forward Sellers and the Forward Purchasers is acting solely as agent and/or principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and each Agent, Forward Seller and Forward Purchaser, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any Agent, Forward Seller or Forward Purchaser has advised or is advising the Company on other matters, and the Agents, the Forward Sellers and the Forward Purchasers do not have any obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)           the public sales price of the Shares set forth in this Agreement was not established by any of the Agents, the Forward Sellers or the Forward Purchasers;

(c)           the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)           none of the Agents, the Forward Sellers or the Forward Purchasers has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent the Company has deemed appropriate;

(e)           the Company is aware that the Agents, the Forward Sellers and the Forward Purchasers and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company, and none of the Agents, the Forward Sellers or the Forward Purchasers has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)           the Company waives, to the fullest extent permitted by law, any claims it may have against any Agent, Forward Seller or Forward Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Agents, the Forward Sellers or the Forward Purchasers shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary duty claim or to any person or entity asserting a fiduciary duty claim on its behalf or in right of it or the Company or employees or creditors of the Company.

SECTION 22.   Recognition of the U.S. Special Resolution Regimes.

In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 23.   Execution by the Parties.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the Confirmations, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Forward Sellers, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

OGE Energy Corp.

By:	/s/ Jason D. Bailey
Name: Jason D. Bailey
Title: Treasurer

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS BANK PLC,

as Forward Purchaser

By	/s/ Kevin Cheng
Name: Kevin Cheng
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.,

as Agent and Forward Seller

By	/s/ Gabrielle LeBlanc
Name: Gabrielle LeBlanc
Title: Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANK OF MONTREAL,

as Forward Purchaser

By	/s/ Brian Riley
Name: Brian Riley
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BMO CAPITAL MARKETS CORP.,

as Agent and Forward Seller

By	/s/ Brad Pavelka
Name: Brad Pavelka
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANK OF AMERICA, N.A.,

as Forward Purchaser

By	/s/ Eric Coghlin
Name: Eric Coghlin
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.,

as Agent and Forward Seller

By	/s/ Mark Halmrast
Name: Mark Halmrast
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BTIG, LLC,

as Agent

By	/s/ Mike Passaro
Name:	Mike Passaro
Title:	Head of Capital Markets

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

THE BANK OF NEW YORK MELLON,

as Forward Purchaser

By	/s/ Rob Lynch
Name:	Rob Lynch
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BNY MELLON CAPITAL MARKETS, LLC,

(acting through BTIG, LLC as agent)

as Forward Seller

By	/s/ Rob Lynch
Name:	Rob Lynch
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Forward Purchaser

By	/s/ Preston T. Ryman
Name:	Preston Ryman
Title:	Vice President

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

J.P. MORGAN SECURITIES LLC,

as Agent and Forward Seller

By	/s/ Preston T. Ryman
Name:	Preston Ryman
Title:	Vice President

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MIZUHO MARKETS AMERICAS LLC,

as Forward Purchaser

By	/s/ Matthew Chiavaroli
Name:	Matthew Chiavaroli
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MIZUHO SECURITIES USA LLC,

as Agent and Forward Seller

By	/s/ Josh Weismer
Name:	Josh Weismer
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. LLC,

as Forward Purchaser

By	/s/ Ellen Weinstein
Name:	Ellen Weinstein
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. LLC,

as Agent and Forward Seller

By	/s/ Daniel J.F. McCullough
Name:	Daniel J.F. McCullough
Title:	Executive Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MUFG SECURITIES EMEA PLC,

as Forward Purchaser

By	/s/ Trevor Kemp
Name:	Trevor Kemp
Title:	Authorised Signatory

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MUFG SECURITIES AMERICAS INC.,

as Agent and Forward Seller

By	/s/ Geoffrey Paul
Name:	Geoffrey Paul
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

PNC CAPITAL MARKETS LLC,

as Agent

By	/s/ Valerie Shadeck
Name:	Valerie Shadeck
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

ROYAL BANK OF CANADA,

as Forward Purchaser

By	/s/ Joe Stoots
Name:	Joe Stoots
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

RBC CAPITAL MARKETS, LLC,

as Agent and Forward Seller

By	/s/ Patrick Hamer
Name:	Patrick Hamer
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

THE BANK OF NOVA SCOTIA,

as Forward Purchaser

By	/s/ Tim Mann
Name:	Tim Mann
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

SCOTIA CAPITAL (USA) INC.,

as Agent and Forward Seller

By	/s/ Tim Mann
Name:	Tim Mann
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Forward Purchaser

By	/s/ Christine Roemer
Name:	Christine Roemer
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

WELLS FARGO SECURITIES, LLC,

as Agent and Forward Seller

By	/s/ Michael Tiedemann
Name:	Michael Tiedemann
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:

Cc:

To:

Date:

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Reference is made to that certain Equity Distribution Agreement among OGE Energy Corp. (the “Company”), {__________} (the “Forward Purchaser”) and {__________}, in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder (the “Agent”), and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder (the “Forward Seller”), among others, dated October 28, 2026 (the “Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Agreement. This Placement Notice relates to {an Issuance}{a Forward}.

The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus (as defined in the Agreement) nor any Issuer Free Writing Prospectus (as defined in the Agreement), when read together with the Prospectus (as amended or supplemented), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

{INCLUDE FOLLOWING LINE ITEMS TO THE EXTENT APPLICABLE}

1.	Maximum number of trading days in {Issuance}{Forward Hedge} Selling Period: {__________}

2.	First day of {Issuance}{Forward Hedge} Selling Period: {__________}, 20{__}

3.	Maximum number of Shares to be sold: {__________}

4.	{Issuance}{Forward Hedge} Amount: ${__________}

5.	Minimum price (adjustable by Company during {Issuance}{Forward Hedge} Selling Period, and in no event less than $1.00 per share): ${__________} per share

6.	Forward Hedge Selling Commission Rate: {__________}%

7.	Information relating to forward price reductions:

Forward Price Reduction Date {__________}, 20{__}	Forward Price Reduction Amount ${__________}

A-1

8.	Spread: {__________} basis points

9.	Initial stock loan rate: {__________} basis points

10.	Maximum stock loan rate: {__________} basis points

11.	Regular dividend amounts:

For any calendar quarter ending on or prior to {__________}, 20{__}: ${____}

For any calendar quarter ending after {__________}, 20{__}: ${____}

12.	Maturity date of Confirmation: {__________}

{ADDITIONAL SALES PARAMETERS MAY BE ADDED}

A-2

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

BARCLAYS BANK PLC

Rob Stowe: robert.stowe@barclays.com

Kevin Cheng: kevin.cheng@barclays.com

Gabrielle LeBlanc: gabrielle.leblanc@barclays.com

BARCLAYS CAPITAL INC.

Rob Stowe: robert.stowe@barclays.com

Kevin Cheng: kevin.cheng@barclays.com

Gabrielle LeBlanc: gabrielle.leblanc@barclays.com

Bank of Montreal

Brad Pavelka

Brad.Pavelka@bmo.com

BMO Capital Markets Corp.

BMO Equity Linked Department

BMOEquityLinked@bmo.com

BANK OF AMERICA, N.A.

Bank of America, N.A.

One Bryant Park, 8th Fl.

New York, NY 10036

Attention: Strategic Equity Solutions Group

Telephone: 646-855-6770

Email: dg.issuer_derivatives_notices@bofa.com

BOFA SECURITIES, INC.

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: ATM Execution

Email: dg.atm_execution@bofa.com

BTIG, LLC

John Tufts

Jtufts@btig.com

415-248-5435

THE BANK OF NEW YORK MELLON

The Bank of New York Mellon

240 Greenwich St., New York, NY 10286

Attention: ATM Group and Michael Palma

Email: ATMGroup@bny.com and Michael.x.Palma@bny.com

BNY MELLON CAPITAL MARKETS, LLC (acting through BTIG, LLC as agent)

The Bank of New York Mellon

240 Greenwich St., New York, NY 10286

Attention: ATM Group and Michael Palma

Email: ATMGroup@bny.com and Michael.x.Palma@bny.com

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

JPMorgan Chase Bank, National Association

270 Park Avenue

New York, New York 10017

EDG Marketing Support

E-mail: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention: Sanjeet Dewal and Preston Ryman

E-mail: sanjeet.s.dewal@jpmorgan.com; preston.t.ryman@jpmchase.com

J.P. MORGAN SECURITIES LLC

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Attention: Sanjeet Dewal and Preston Ryman

Phone: (212) 622-8783; (212) 622 - 3132

Email: sanjeet.s.dewal@jpmorgan.com; preston.t.ryman@jpmchase.com

MIZUHO MARKETS AMERICAS LLC

Forward Purchaser: Mizuho Markets Americas LLC

1271 Avenue of the Americas, 3rd Floor, New York, New York 10020

Attention: Equity Capital Markets

Email: us-ecm@mizuhogroup.com

Attention: Mariano Gaut

Email: Mariano.Gaut@mizuhogroup.com

Attention: Michael Ripp

Email: Michael.Ripp@mizuhogroup.com

Attention: Saurabh Mehta

Email: Saurabh.Mehta@mizuhogroup.com

Attention: Robert Han

Email: Robert.Han@mizuhogroup.com

Attention: Nathaniel Lorenz

Email: Nathaniel.Lorenz@mizuhogroup.com

MIZUHO SECURITIES USA LLC

Sales Agent / Forward Seller: Mizuho Securities USA LLC

1271 Avenue of the Americas, 3rd Floor, New York, New York 10020

Attention: Equity Capital Markets

Email: us-ecm@mizuhogroup.com

Attention: Robert Han

Email: Robert.Han@mizuhogroup.com

Attention: Nathaniel Lorenz

Email: Nathaniel.Lorenz@mizuhogroup.com

MORGAN STANLEY & CO. LLC

Daniel McCullough, Executive Director at Daniel.McCullough@morganstanley.com.

MUFG SECURITIES EMEA PLC

MUFG Securities EMEA plc, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AJ, United Kingdom

Attention: Derivative Confirmations (fax: +44 (0) 20 7577 2898/2875

Email: docsconfirms@int.sc.mufg.jp, with a copy to: ECM@us.sc.mufg.jp

MUFG SECURITIES AMERICAS INC.

MUFG Securities Americas Inc., 1221 Avenue of the Americas, 5th Floor, New York, New York 10020

Attention: Equity Capital Markets

Telephone: (646) 434-3455

Email: FLOEStransactions@us.sc.mufg.jp and ECM@us.sc.mufg.jp

PNC CAPITAL MARKETS LLC

PNC Capital Markets LLC

300 Fifth Ave, 10th Floor

Pittsburgh, PA 15222

Attention: Capital Markets Transaction Execution

Email: capitalmarketsnotices@pnc.com

ROYAL BANK OF CANADA

TJ Opladen at tj.opladen@rbccm.com;

Matt Chellgren at matt.chellgren@rbccm.com;

Mohamed Farge at mohamed.farge@rbccm.com.

RBC CAPITAL MARKETS, LLC

TJ Opladen at tj.opladen@rbccm.com;

Matt Chellgren at matt.chellgren@rbccm.com;

Mohamed Farge at mohamed.farge@rbccm.com.

THE BANK OF NOVA SCOTIA

The Bank of Nova Scotia

44 King Street West

Toronto, Ontario, Canada M5H 1H1

c/o Scotia Capital (USA) Inc., as Agent

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: US Equity Derivatives

Email: John.kelly@scotiabank.com

Telephone: (212) 225-6664

with a copy to:

Email: BNSEquityConfirmations@scotiabank.com

SCOTIA CAPITAL (USA) INC.

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: US ECM

Email: US.ECM@scotiabank.com

WELLS FARGO BANK, NATIONAL ASSOCIATION

Escano, Fernando A. Fernando.A.Escano@wellsfargo.com

Tiedemann, Michael Michael.Tiedemann@wellsfargo.com

G=Corporate Equity Derivative Origination CorporateEquityDerivativeOrigination@wellsfargo.com

WELLS FARGO SECURITIES, LLC

Escano, Fernando A. Fernando.A.Escano@wellsfargo.com

Tiedemann, Michael Michael.Tiedemann@wellsfargo.com

G=Corporate Equity Derivative Origination CorporateEquityDerivativeOrigination@wellsfargo.com

OGE Energy Corp.

For all notices other than notices pursuant to Section 4 of this Agreement:

Sean Trauschke

321 N. Harvey

M/C 1101

Oklahoma City, Oklahoma 73101

Chuck Walworth

321 N. Harvey

M/C 1106

Oklahoma City, Oklahoma 73101

Walworcb@oge.com

Jason Bailey

321 N. Harvey

M/C 503

Oklahoma City, Oklahoma 73101

baileyjd@oge.com

For all notices pursuant to Section 4 of this Agreement:

Sean Trauschke

321 N. Harvey

M/C 1101

Oklahoma City, Oklahoma 73101

Chuck Walworth

321 N. Harvey

M/C 1106

Oklahoma City, Oklahoma 73101

Walworcb@oge.com

Jason Bailey

321 N. Harvey

M/C 503

Oklahoma City, Oklahoma 73101

baileyjd@oge.com

EXHIBIT C

COMPENSATION

The Agents, when acting as agents, shall be paid compensation equal to up to 1.00% of the gross proceeds from the sales of Issuance Shares pursuant to the terms of this Agreement.

The Forward Sellers shall receive compensation equal to up to 1.00 % of the volume-weighted average gross sale price from the sales of Forward Hedge Shares pursuant to the terms of this Agreement in the form of a reduced Initial Forward Price for the corresponding Forward Purchaser.

C-1

EXHIBIT D

FORM OF OPINION OF GableGotwals

(i)             The Company is validly existing as a corporation and is in good standing under the laws of the State of Oklahoma. The Company has corporate power and authority to do business and to own property in the State of Oklahoma in the manner and as set forth in the Registration Statement and the Prospectus.

(ii)            The Significant Subsidiary is validly existing as a corporation and is in good standing under the laws of the State of Oklahoma. The Significant Subsidiary has corporate power and authority to do business and to own property in the State of Oklahoma in the manner and as set forth in the Registration Statement and the Prospectus.

(iii)           The issue and sale of the Shares by the Company in accordance with the terms of the Agreement and any Confirmation have been duly and validly authorized and reserved for issuance by all necessary corporate action; the Shares, when registered and delivered to and paid for pursuant to the Agreement and at the settlement of any Confirmation in accordance with the terms thereof, will constitute Common Stock which has been duly authorized and validly issued, is fully paid and non-assessable; and the Common Stock conforms as to legal matters with the statements concerning it made in the Prospectus, and such statements accurately set forth the matters respecting the Common Stock required to be set forth in the Prospectus.

(iv)          The statements made in the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute summaries of certain terms of the capital stock (including the Shares), constitute accurate summaries of such terms in all material respects.

(v)            The Agreement has been, and each Confirmation (if any), will be, duly authorized, executed and delivered by the Company.

(vi)           The Shares conform in all material respects to the statements concerning them in the Registration Statement and the Prospectus.

(vii)          The execution and delivery of the Agreement and each Confirmation (if any) by the Company and the issuance of the Shares and performance of the Company’s obligations under any Confirmation, under the circumstances contemplated hereby and thereby, do not and will not violate the Organizational Documents, or in any material respect conflict with or constitute on the part of the Company or the Significant Subsidiary a breach of or default under any Applicable Agreement or Applicable Order.

(viii)        No consent, approval, authorization, or order of, or filing with, any governmental agency or body of the State of Oklahoma is required to be obtained or made by or on behalf of the Company for consummation of the transactions contemplated by the Distribution Agreement and any Confirmation, or for the offering, issuance, sale or delivery of the Shares to or through the Agents contemplated therein or the delivery of Shares upon physical or net share settlement of any Confirmation, except for (i) all such consents, approvals, authorizations, filings or orders as have been obtained and to our knowledge, are in full force and effect, and (ii) all consents, approvals, authorizations, filings or orders as may be required under state securities or blue sky laws.

D-1

EXHIBIT E

FORM OF OPINION OF HUSCH BLACKWELL

(i)            Assuming that the Agreement has been duly authorized and executed under Oklahoma law, the Agreement has been duly executed and delivered by the Company in accordance with the law of the State of New York.

(ii)           The (i) execution, delivery and performance of the Agreement and any Confirmations by the Company, (ii) sale of the Shares (including upon physical settlement or net share settlement, as applicable, of any Confirmations) by the Company and (iii) compliance with the terms and provisions of the Distribution Agreement and any Confirmations by the Company will not violate any law or regulation known to us to be generally applicable to transactions of this type (other than federal or state securities or “blue sky” laws, as to which we express no opinion in this paragraph), or any order or decree of any court, arbitrator or governmental agency that is binding upon the Company or any Significant Subsidiary or any of their properties or violate or result in a default under any of the terms and provisions of any agreement to which the Company or any Significant Subsidiary is a party or bound (this opinion being limited (A) to those orders, decrees and agreements identified on Exhibit A attached hereto and (B) in that we express no opinion with respect to any violation or default (1) not readily ascertainable from the face of any such order, decree or agreement, (2) arising under or based upon any cross-default provision insofar as it relates to a violation of or default under an agreement not so identified on Exhibit A attached hereto or (3) arising as a result of any violation of or default under any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).

(iii)          No consent, approval, authorization or order of, or filing with, any United States federal or New York state governmental agency or body or any court is required in connection with the sale of the Shares by the Company (including upon physical settlement or net share settlement, as applicable, of any Confirmations), except (i) such as have been obtained or made under (A) the Securities Act and the rules and regulations thereunder and (B) the Exchange Act and the rules and regulations thereunder and (ii) as may be required under state securities or “blue sky” laws.

(iv)          To our knowledge, there are no legal or governmental proceedings, pending or threatened, to which the Company is a party that are required to be described in the Registration Statement or the Prospectus pursuant to Item 103 of Regulation S-K promulgated under the Securities Act that are not disclosed as required.

(v)           The statements made in the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as such statements purport to summarize provisions of U.S. federal income tax law referred to therein or legal conclusions with respect thereto, present fair summaries of such matters in all material respects.

(vi)          The statements set forth in the Prospectus under the caption “Plan of Distribution (Conflicts of Interest),” insofar as such statements purport to summarize certain provisions of the Agreement, fairly summarize such provisions in all material respects.

E-1

(vii)         From time to time, we have had discussions with certain officers, directors and employees of the Company, with representatives of Ernst & Young LLP, the independent registered public accounting firm who examined the financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, with the Sales Agents, the Forward Purchasers and the Forward Sellers and with counsel to the Sales Agents, the Forward Purchasers and the Forward Sellers concerning the information contained in or incorporated by reference in the Registration Statement and the Prospectus and the responses to various items in Form S-3. Based on our participation and discussions described above, we are of the view that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of the date hereof, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and that each of the Incorporated Documents that was filed with the Commission prior to the date of this letter at the time of filing complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, except that we express no view with respect to the financial statements and reports relating thereto, financial schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom.

(viii)        No fact has come to our attention that has caused us to believe that (i) the Registration Statement, including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act (except for financial statements (including notes) and supporting schedules and other financial information included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements (including notes), supporting schedules and other financial information, as to which we make no statement), at the time such Registration Statement became effective or at its most recent effective date, and within the meaning of, Rule 430B(f)(2) under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, (except for financial statements (including notes) and supporting schedules and other financial information included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements (including notes), supporting schedules and other financial information, as to which we make no statement), as of its date and as of each Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ix)           The Registration Statement has become effective pursuant to Rule 462(e) under the Securities Act. In addition, based solely upon our review of the website of the Commission, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings have been initiated by the Commission.

(x)            The Company is not, and after giving effect to the issue and sale of the Shares by the Company and entry into any Confirmations, and assuming the application of the proceeds therefrom as described in the Prospectus, the Company would not as of the date hereof be, an “investment company” within the meaning of and subject to regulation under Investment Company Act of 1940, as amended.

E-2

EXHIBIT F

FORM OF OPINION OF JONES DAY

(i)	The statements set forth in the Prospectus under the caption “Plan of Distribution (Conflicts of Interest)—Sales Through Forward Sellers,” insofar as such statements purport to summarize certain provisions of the Confirmation, fairly summarize such provisions in all material respects except in respect to the number of Shares and the Initial Forward Price in respect to the Transaction.

(ii)	No consent, approval, authorization or order of, or filing with, any United States federal or New York state governmental agency or body or court is required in connection with (i) the execution, delivery or performance by the Company of the Confirmation or (ii) the issuance or sale of the Shares by the Company pursuant to the terms of the Confirmation, except (a) for the registration of the offer and sale of the Shares under the Securities Act and the rules and regulations thereunder, (b) periodic and other reporting requirements under the Securities Exchange Act and the rules and regulations thereunder or (c) as may be required under state securities or “blue sky” laws.

F-1

EXHIBIT G

OFFICER’S CERTIFICATE

We, the undersigned, {__________} of OGE Energy Corp. (the “Company”), do hereby certify, in such capacity and on behalf of the Company, pursuant to Section 8(o) of the Equity Distribution Agreement, dated October 28, 2026 (the “Distribution Agreement”), among (A) the Company, (B) Barclays Bank PLC, Bank of Montreal, The Bank of New York Mellon, Bank of America, N.A., JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia and Wells Fargo Bank, National Association, each in its capacity as purchaser under any Confirmation (as defined therein) (each, a “Forward Purchaser” and, together, the “Forward Purchasers”), (C) Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, each in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Shares (as defined therein) (each, an “Agent” and, together, the “Agents”), and (D) Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC (acting through BTIG, LLC as agent), BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, each in its capacity as agent for the related Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined therein) (each, a “Forward Seller” and, together, the “Forward Sellers”), that, we have read the provisions of Section 8(o) of the Distribution Agreement and, that to the best of our knowledge, information and belief, after due inquiry:

(i)            the representations and warranties of the Company in Section 6 of the Distribution Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined therein), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and that were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any such qualifications or exceptions, are true and correct in all material respects on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and that were true and correct as of such date; and

(ii)            the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement at or prior to the date hereof (other than those conditions that may have been waived by the Agents, the Forward Sellers or the Forward Purchasers, as applicable).

G-1

EXHIBIT H

ISSUER FREE WRITING PROSPECTUSES

None.

H-1

EXHIBIT I

FORM OF CONFIRMATION

[                  ], 20[   ]

To:	OGE Energy Corp.

321 North Harvey

P.O. Box 321

Oklahoma City, Oklahoma 73101

From:	[Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

Telephone: +44 (0)20 7623 2323

c/o Barclays Capital Inc.

as Agent for Barclays Bank PLC

745 Seventh Avenue

New York, NY 10019

Telephone: +1 212 526 7000]1

[Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Telephone No.:   (416) 552-4177

Facsimile No.:      (416) 552-7904]2

[The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286]3

[Bank of America, N.A.

One Bryant Park, 8th Fl.

New York, NY 10036]4

[JPMorgan Chase Bank, National Association

New York Branch

270 Park Avenue

New York, NY 10017]5

[Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as Agent

1271 Park Avenue

New York, NY 10020]6

1 Insert for Barclays.

2 Insert for BMO.

3 Insert for BNY.

4 Insert for BofA.

5 Insert for JPM.

6 Insert for Mizuho.

[Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, New York 10036]7

[MUFG Securities EMEA plc

Ropemaker Place, 25 Ropemaker Street

London EC27 9AJ

United Kingdom]8

[Royal Bank of Canada

c/o RBC Capital Markets, LLC, as Agent

Brookfield Place

200 Vesey Street

New York, NY 10281-1021

Telephone: (212) 858-7000]9

[The Bank of Nova Scotia

44 King Street West

Toronto, Ontario M5H 1H1 Canada]10

[Wells Fargo Bank, National Association

30 Hudson Yards

New York, NY 10001-2170

Email: CorporateDerivativeNotifications@wellsfargo.com]11

Ladies and Gentlemen,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between Party A and Party B on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. [Party A is not a member of the Securities Investor Protection Corporation.]12 [Party A is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]13 [Party A is acting as principal in this Transaction and BMO Capital Markets Corp. (“Agent”), its affiliate, is acting as agent for this Transaction solely in connection with Rule 15a-6 of the Exchange Act (as defined herein).]14[This Confirmation is a confirmation for purposes of Rule 10b 10 promulgated under the Exchange Act (as defined below). Party A is acting as principal in its capacity as Buyer hereunder, and Mizuho Securities USA LLC, its affiliate (the “Agent”), is acting as agent for Party A in its capacity as forward purchaser hereunder.]15

7 Insert for MS.

8 Insert for MUFG.

9 Insert for RBC.

10 Insert for Scotia.

11 Insert for WFS.

12 Insert for Barclays and Mizuho.

13 Insert for Barclays.

14 Insert for BMO.

15 Insert for Mizuho.

1.	The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 2002 Definitions and the 2000 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

Each party further agrees that this Confirmation together with the Agreement evidence a complete and binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for the election of the laws of the State of New York as the governing law), provided that the word “first” shall be replaced with the word “third” each time it occurs in Section 5(a)(i) of the Agreement. In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. If there exists any ISDA Master Agreement between Party A or any of its affiliates and Party B or any confirmation or other agreements between Party A or any of its affiliates and Party B pursuant to which an ISDA Master Agreement is deemed to exist between Party A or any of its affiliates and Party B, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Party A or such other affiliates and Party B are parties, the Transaction shall not be considered a transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:
Party A:	[Barclays Bank PLC, through its agent Barclays Capital Inc. (the “Agent”)][16] [The Bank of New York Mellon][17] [Bank of Montreal][18][ Bank of America, N.A.][19] [JPMorgan Chase Bank, National Association][20][Mizuho Markets Americas LLC][21] [Morgan Stanley & Co. LLC][22][MUFG Securities EMEA plc][23][ Royal Bank of Canada (with RBC Capital Markets, LLC, as its agent (“Agent”))][24][The Bank of Nova Scotia][25][Wells Fargo Bank, National Association][26]
Party B:	OGE Energy Corp.
Trade Date:	[ ], 20[ ]
Effective Date:	The later of (i) the first day occurring on or after the Trade Date on which Shares that are sold through the forward seller for Party A, pursuant to the Equity Distribution Agreement (as hereinafter defined) have settled and (ii) such later date on which the conditions set forth in Section 3 of this Confirmation under “Conditions to Effectiveness” have been satisfied or have been waived by Party A in its sole discretion.
Base Amount:	As specified in the Pricing Supplement, the aggregate number of Shares that are sold through the forward seller for Party A pursuant to the Equity Distribution Agreement, dated October 28, 2026 among Party B, Party A, and the other parties thereto (as amended or otherwise modified from time to time, the “Equity Distribution Agreement”) during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

16 Insert for Barclays.

17 Insert for BNY.

18 Insert for BMO.

19 Insert for BofA.

20 Insert for JPM.

21 Insert for Mizuho.

22 Insert for MS

23 Insert for MUFG.

24 Insert for RBC.

25 Insert for Scotia.

26 Insert for WFS.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Party B in a notice delivered on or prior to such specified Hedge Completion Date, (ii) the date of any Settlement Notice, (iii) the date of any written notice under “Termination Settlement” below, (iv) the occurrence of any Insolvency Filing and (v) [ ], 20[ ]. Promptly after, but no later than the opening of the first Exchange Business Day (determined without regard to any Related Exchanges) following, the Hedge Completion Date, Party A will furnish Party B with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex B hereto specifying the Hedge Completion Date, the Base Amount as of the Hedge Completion Date and the Initial Forward Price, all determined in accordance with the terms hereof.
Maturity Date:	[ ], 20[ ] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).
Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day, multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.
Initial Forward Price:	As specified in the Pricing Supplement, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate; and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.
Forward Hedge Selling Commission Rate:	[__]%
Volume-Weighted Hedge Price:	The volume-weighted average of the gross prices per Share at which the Shares are sold through the forward seller for Party A, pursuant to the Equity Distribution Agreement, during the period from and including the Trade Date through and including the Hedge Completion Date; provided that, for the purposes of calculating the Initial Forward Price, each such gross price (other than the gross price for the Hedge Completion Date) shall be subject to adjustment by the Calculation Agent (based on the dates that Share sales have settled) in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including the Trade Date to and including the Hedge Completion Date (such period, the “Initial Hedge Period”). The minimum gross price for any Shares sold during the Initial Hedge Period through the person acting as forward seller for Party A shall not be less than the minimum price per share specified in the relevant Placement Notice (as defined in the Equity Distribution Agreement) in respect to such sales.

Daily Rate:	For any day, (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.
Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.
Spread:	[ ]%
Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”
Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.
Shares:	Common stock, par value $0.01, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “OGE”).
Exchange:	The New York Stock Exchange.
Related Exchange(s):	All Exchanges.
Clearance System:	The Depository Trust Company.

Calculation Agent:

Party A, provided that following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, Party B shall have the right to designate an independent nationally recognized third-party dealer with experience in over-the-counter corporate equity derivatives (including forward transactions) to replace Party A as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Any determination or calculation by the Calculation Agent in such capacity shall be made in good faith and in a commercially reasonable manner.

In the event that the Calculation Agent, Determining Party, or Hedging Party, respectively, makes any determination or calculation pursuant to this Confirmation, the Agreement or the 2002 Definitions, promptly following receipt of a written request from either party hereto, the Calculation Agent Determining Party, or Hedging Party, respectively shall provide an explanation in reasonable detail of the basis for such determination or calculation if requested by such party, it being understood that the Calculation Agent, Determining Party, or Hedging Party, respectively shall not be obligated to disclose any proprietary models or proprietary or confidential information used by it for such determination or calculation.

Adjustments:	For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment, determination or calculation pursuant to the terms of this Confirmation or the 2002 Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall make such adjustment, determination or calculation in a commercially reasonable manner by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains (or establishes or unwinds, as the case may be) a commercially reasonable hedge position at the time of the event.

Settlement Terms:
Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 90 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (ii) if Physical Settlement or Net Share Settlement applies and a Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) is not a Clearance System Business Day, the Settlement Date shall be the next following Clearance System Business Day and (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its commercially reasonable hedge during the related Unwind Period with respect to the relevant Settlement Shares by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.
Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.
Settlement Method:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no other Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its commercially reasonable hedge by the end of the Unwind Period in a manner that, in the good faith and commercially reasonable judgment of Party A based upon the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”). For the avoidance of doubt, during any Unwind Period, Party B may elect Physical Settlement (as described above) in respect of any Shares that are not Settlement Shares for the Cash Settlement or Net Share Settlement, as the case may be, to which such Unwind Period relates.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”
Unwind Period:	Each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through and including the first Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.
Suspension Day:	Any Exchange Business Day on which Party A reasonably determines (in a nondiscriminatory manner applied consistently to similarly situated circumstances) based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall promptly notify Party B if it receives such advice from its counsel.
Market Disruption Event:	Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent reasonably determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.
Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares in respect of which Physical Settlement applies for such Settlement Date, and Party A shall pay to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder upon Physical Settlement are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares. For the avoidance of doubt, no Forward Price Reduction Amount for a Forward Price Reduction Date shall be applied to reduce the Forward Price more than once.
Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares in respect of which Physical Settlement applies for such Settlement Date.
Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies to any Settlement Shares, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement or Net Share Settlement applies to any Settlement Shares, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the applicable Unwind Period, except as set forth in clause (2) below), minus a commercially reasonable commission not to exceed USD 0.01, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period (the “Average Unwind 10b-18 VWAP”), multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares with respect to which Party A has not unwound its commercially reasonable hedge as of such Forward Price Reduction Date (assuming Party A acts in a commercially reasonable manner).
Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies to any Settlement Shares, if the Cash Settlement Amount is a (i) positive number, Party A shall deliver to Party B a number of Shares equal to the Net Share Settlement Shares, or (ii) negative number, Party B shall deliver to Party A a number of Shares equal to the Net Share Settlement Shares; provided that if Party A determines in its good faith and commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.
Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies to any Settlement Shares, a number of Shares equal to the absolute value of the Cash Settlement Amount divided by the Average Unwind 10b-18 VWAP, with the number of Shares rounded up in the event such calculation results in a fractional number of Shares.

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “OGE <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.
Settlement Currency:	USD.
Failure to Deliver:	Inapplicable.
Adjustments:
Potential Adjustment Event:

The definition of “Potential Adjustment Event” in Section 11.2(e) of the 2002 Definitions shall not include clause (iii) thereof for purposes of the Transaction.

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Party B or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Party B;

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Party B’s compensation or benefit plans;

(iii) Shares purchased in connection with the operation of Party B’s 401(k) plans or dividend reinvestment and direct stock purchase plans;

(iv) Shares purchased by Party B to offset any shareholder dilution arising from the exercise of options to purchase Shares; and

(v) Shares purchased by Party B in connection with the issuance and/or delivery of Shares to directors under director compensation programs.

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following shall not be considered to be a Potential Adjustment Event:

(i) any issuance of Shares by Party B to employees, officers and directors of Party B, including pursuant to compensation programs;

(ii) any issuance of Shares pursuant to Party B’s dividend reinvestment and direct stock purchase plans;

(iii) any issuance of any convertible securities by Party B (other than any issuance as described in Section 11.2(e)(i) or (ii) of the 2002 Definitions), even if such securities are convertible into Shares;

(iv) the issuance of any Shares as a result of the conversion of any convertible securities issued by Party B as described in clause (iii) above; and

(v) the issuance of any Shares upon the settlement of outstanding restricted stock unit or performance share awards.

Method of Adjustment:	Calculation Agent Adjustment. Notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.
Additional Adjustment:	If at any time, in Party A’s good faith and commercially reasonable judgment, the stock loan fee to Party A (or an Affiliate thereof), excluding the federal funds rate (or other interest rate) component payable by the relevant stock lender to Party A or such Affiliate (the “Stock Loan Fee”), over any one month period (or, in respect of any day from, and including, the Trade Date to, but excluding, the date that is one month following the Trade Date, over the period of days as have elapsed from, and including, the Trade Date to, and including, such day) of borrowing a number of Shares equal to the Base Amount to hedge in a commercially reasonable manner its exposure to the Transaction exceeds a weighted average rate equal to 25 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to 25 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable period specified above in this paragraph. Party A agrees to notify Party B (which may be by email) upon determining that the Stock Loan Fee over the one-month period referred to above is reasonably likely to exceed 25 basis points per annum; provided that failure to deliver such notice shall not give rise to an Event of Default or Potential Event of Default.

Hedging Party:	Party A.
Extraordinary Events:
Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the 2002 Definitions, the consequences of any applicable Extraordinary Event (including, for the avoidance of doubt, any Nationalization, Insolvency, Delisting, or Change in Law), shall be as specified below under the headings “Acceleration Events” and “Termination Settlement”.
Account Details:
Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.
Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.
Delivery of Shares to Party A:	To be advised.
Delivery of Shares to Party B:	To be advised.
Office:
Party A:	[Inapplicable, Party A is not a Multibranch Party.][27][New York, New York][28][Toronto, Ontario][29][Charlotte, North Carolina][30]
Party B:	Inapplicable; Party B is not a Multibranch Party.

27 Insert for Barclays, BNY, Mizuho, MS and MUFG.

28 Insert for BofA and JPM.

29 Insert for BMO, RBC and BNS.

30 Insert for WF.

3.	Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the satisfaction of all of the conditions set forth in Section 10 of the Equity Distribution Agreement and (ii) the condition that Shares are sold by the person acting as forward seller for Party A on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Equity Distribution Agreement.

Notwithstanding anything herein to the contrary, in the event that: (A) in Party A’s good faith and commercially reasonable judgment, Party A (or its Affiliate) is unable to borrow and deliver any Shares for sale after using commercially reasonable efforts to do so, or (B) in Party A’s good faith and commercially reasonable judgment, it is either impracticable to borrow and deliver any Shares for sale or Party A (or its Affiliate) would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (the “Maximum Stock Loan Rate”), then this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an Affiliate thereof) is able to borrow and deliver below the Maximum Stock Loan Rate (which, for the avoidance of doubt, may be zero).

Representations and Agreements of the Parties:

Each of Party A and Party B represents, warrants and covenants that it:

(a)	(i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose;

(b)	is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially its ability to perform its obligations hereunder; and

(c)	will by the next succeeding New York Business Day notify the other party upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or a Potential Event of Default in respect of which it is the Defaulting Party.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)	Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)	Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the maximum number of Shares (as set forth in Maximum Share Delivery) as shall be issuable at such time upon settlement of the Transaction (assuming Physical Settlement applies). All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(c)	Party B agrees to provide Party A at least three Exchange Business Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 4.9% of the outstanding Shares and (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the Base Amount and (2) the denominator of which is the number of Shares outstanding on such day.

(d)	No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 4.9%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(g)	Neither Party B nor any of its Affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its Affiliates or any purchases by a party to a derivative transaction with Party B or any of its Affiliates), either under this Confirmation, under an agreement with another party or otherwise, that would cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)	In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the good faith reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)	Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(l)	Party B acknowledges and agrees that:

(i)	during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)	Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)	any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)	the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(m)	Party B will promptly notify Party A upon the public announcement of any Potential Adjustment Event.

(n)	Party B represents and warrants to Party A that the representations and warranties of Party B contained in the Equity Distribution Agreement and any certificate delivered pursuant thereto by Party B are true and correct, or, as provided in the Equity Distribution Agreement or such certificate, true and correct in all material respects, on such Effective Date as if made as of the Trade Date and the corresponding Effective Date.

(o)	Party B covenants and agrees that it shall perform all of the obligations required to be performed by it under the Equity Distribution Agreement (including, without limitation, to the extent required to satisfy the conditions set forth in Section 8 of the Equity Distribution Agreement) on or prior to the Trade Date and the corresponding Effective Date.

(p)	[Party B has net assets* of at least $25,000,000 as shown on its most recently prepared financial statements.

*“net assets” for purposes of this representation is calculated as total assets minus total liabilities.

(q)	Party B represents that the person(s) executing this document are duly authorized to act on behalf of Party B in connection with the entry of this Confirmation.][31]

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an Affiliate of Party A) to securities lenders from whom Party A (or an Affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an Affiliate of Party A (provided that such Shares may be subject to resale restrictions if the status of any such securities lender would cause any such resale restrictions to apply by virtue of its share ownership in Party B, status as an “Affiliate” of Party B or otherwise). Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

31 Insert for RBC

Covenants of Party A:

(a)	Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an Affiliate of Party A in the course of Party A’s or such Affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its Affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

(c)	[Reserved]

(d)	Party A hereby represents and warrants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to the Transaction do not have access to material non-public information regarding the Issuer or the Shares.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of (1) such Extraordinary Dividend and (2) the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)	Stock Borrow Events. In Party A’s good faith commercially reasonable judgment Party A (or its Affiliate) is unable to hedge Party A’s exposure to the Transaction because (i) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or an Affiliate of Party A) would incur a Stock Loan Fee to hedge its exposure to the Transaction that is greater than a rate equal to 200 basis points per annum (each, a “Stock Borrow Event”);

(b)	Dividends and Other Distributions. On any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A; provided that, to the extent the declaration of a distribution, issue or dividend contemplated by this paragraph (b) would also be considered to be the type of event to which Calculation Agent Adjustment would apply as specified under “Adjustments—Method of Adjustment” above, the provisions of this paragraph (b) will apply and Calculation Agent Adjustment shall not apply;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)	Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further, that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, and (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)”; provided further, that no change in, or announcement of an interpretation of, any tax law shall constitute a Change in Law to the extent it relates to (A) any Tax imposed on or measured by the overall net income of Party A or its Affiliates or (B) any FATCA Withholding Tax or 871(m) Withholding Tax (each as defined under “Tax Matters” below); or

(e)	Ownership Event. In the good faith reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (an “Ownership Event”).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any of its Affiliates and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person or group, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares, including, without limitation, under any Oklahoma or Arkansas business combination or control share acquisition statutes, under the Federal Power Act, under any rule, regulation or order of the Oklahoma Corporation Commission, Arkansas Public Service Commission, the Federal Energy Regulatory Commission or other regulatory body (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its good faith reasonable discretion. The “Post-Effective Limit” means a number of Shares equal to (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its good faith reasonable discretion, minus (y) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Under no circumstances will Party A be entitled to an adjustment to the terms of the Transaction for the effects of an Extraordinary Dividend as defined in this Confirmation or a change in expected cash dividends (in either case, except as set forth above under the headings “Acceleration Events” and “Extraordinary Dividends”).

Private Placement Procedures:

Notwithstanding anything to the contrary contained in Section 9.11 of the 2002 Definitions, if Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion based on the advice of counsel any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its Affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i) (B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or Affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any material non-public information to any EDG personnel. For purposes of this Confirmation, “EDG Personnel” means the employees on the trading side of the Equity Derivatives Group of Party A listed in Schedule II of this Confirmation (which may be amended from time to time by Party A and delivered to Party B in writing), and does not include any of Party A’s “private side” equity or equity-linked personnel (including, without limitation, any Party A equity or equity-linked legal personnel) (or any other person or persons designated from time to time in writing to Party B by Party A).

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 150% of the initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date. For purposes of the Equity Distribution Agreement, such maximum number of Shares shall constitute the “Capped Number” referenced therein.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any Affiliate of Party A that has a long-term issuer rating or a rating for its long term, unsecured and unsubordinated indebtedness that is equal to or better than Party A’s credit rating at the time of such assignment or transfer so long as (a) such assignee or transferee is organized under the laws of the United States or any State thereof; (b) Party B will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay Party A in the absence of such assignment or transfer; (c) Party B will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer, unless Party A would be required to pay to Party B amounts under Section 2(d)(i)(4) of the Agreement in respect of such Tax; and (d) no Event of Default, Potential Event of Default, Termination Event, or Acceleration Event will occur as a result of such assignment or transfer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its Affiliates and their respective directors, officers, agents and controlling parties (Party A and each such Affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable documented expenses (including reasonable documented legal fees and expenses) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence, fraud, willful misconduct or breach of this Confirmation or the Agreement.

Notice:

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this Confirmation is not intended to convey to Party A rights with respect to the Transaction contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have the “right to acquire” (within the meaning of Rule 13d-3 under the Exchange Act) and/or an interest in (within the meaning of NYSE Rule 312.04(e)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the outstanding Shares as of the Trade Date (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit; (ii) the Section 16 Percentage would not exceed 4.9% and (iii) or Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its Affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

[Amendments:

Section 12(a) of the Agreement is hereby amended by deleting the parenthetical in the second line thereof and replacing it with “(except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system).”]32

32 Insert for BMO.

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Kevin Cheng

Telephone: (+1) 212-526-8627

Email: kevin.cheng@barclays.com

With a copy to:

Attention: Equity Linked Financing Solutions

Email: ELFSNotifications@barclays.com

(Note that this is a group email address which may include one or more persons on the public side of Party A. This group email address is only to be used for notifications sent to Party A for this Transaction, this Confirmation and the Agreement.)]33

[Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5 Canada

Attention: Manager, Derivatives Operations

Telephone: (416) 552-4177

Email: BMOEquityLinked@bmo.com

With a copy to:

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario M5X 1A1

Canada

Attention: Associate General Counsel & Managing Director, Derivatives Legal Group

Facsimile: (416) 956-2318

and

BMO Capital Markets Corp.

151 West 42nd Street, 32nd Floor

New York, New York 10036

Attention: Brian Riley

Telephone: (212) 605-1414

Email: BMOEquityLinked@bmo.com]34

[The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286 Attention: Equity Desk

Email: atmgroup@bnymellon.com

Telephone: 212-815-8056

33 Insert for Barclays.

34 Insert for BMO.

And to:	BTIG, LLC, at the Sales Agreement Notice Addresses for BTIG, LLC provided above][35]

[Bank of America, N.A.

One Bryant Park, 8th Fl.

New York, NY 10036

Attention: Strategic Equity Solutions Group

Telephone: 646-855-6770

Email: dg.issuer_derivatives_notices@bofa.com]36

[JPMorgan Chase Bank, National Association

EDG Marketing Support

Email: edg_notices@jpmorgan.com;

edg_ny_corporate_sales_support@jpmorgan.com

With copies to:

Attention: Mr. Sanjeet S. Dewal

Telephone: 212-622-8783

Email: sanjeet.s.dewal@jpmorgan.com]37

[Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Attention: Kevin Mullane

Executive Director

Telephone: (212) 205-7645

Email: Kevin.Mullane@mizuhogroup.com

with a copy to:

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as Agent

1271 Avenue of the Americas

New York, NY 10020

Attention: Equity Capital Markets Desk

Telephone: (212) 209-9300

Email: US-ECM@mizuhogroup.com]38

[Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, NY 10036

Attention: Joel Carter

Telephone: (212) 761-3351

Email: joel.carter@morganstanley.com

35 Insert for BNY.

36 Insert for BofA.

37 Insert for JPM

38 Insert for Mizuho.

With copies to:

Morgan Stanley & Co. LLC

1221 Avenue of the Americas, 34th Floor

New York, NY 10020

Attention: Eric Wang

Telephone: (212) 761-0320

Email: eric.d.wang@morganstanley ..com]39

[MUFG Securities EMEA plc

Ropemaker Place, 25 Ropemaker Street

London EC27 9AJ

United Kingdom

Attention: Derivative Confirmations

Facsimile: +44 (0) 20 7577 2898/2875

Email: docsconfirms@int.sc.mufg.jp,

With a copy to:

Michael.gordon@mufgsecurities.com,

Kathleen.considine@mufgsecurities.com, and

ESG-ETG-Americas@mufgsecurities.com]40

[For purpose of Giving Notice:

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281

Attention: ECM

Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com

For Trade Affirmations and Settlements:

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281

Attention: Back Office

Email: geda@rbccm.com

39 Insert for MS.

40 Insert for MUFG.

For Trade Confirmations:

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281

Attention: Structured Derivatives Documentation

Email: seddoc@rbccm.com]41

[The Bank of Nova Scotia

44 King Street West

Toronto, Ontario, Canada M5H 1H1

c/o Scotia Capital (USA) Inc., as Agent

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: US Equity Derivatives

Email: John.kelly@scotiabank.com

Telephone: (212) 225-6664

with a copy to:

Email: BNSEquityConfirmations@scotiabank.com]42

[Notwithstanding anything to the contrary in the Agreement, all notices to Party A in connection with the Transaction are effective only upon receipt of email message to:

CorporateDerivativeNotifications@wellsfargo.com]43

Address for notices or communications to Party B:

Address:	321 N. Harvey

Oklahoma City, OK 73102

Mail Code 1106

Attention:	Chief Financial Officer

With a copy to:

Address:	321 N. Harvey

Oklahoma City, OK 73102

Mail Code 1107

Attention:	General Counsel

41 Insert for RBC

42 Insert for Scotia.

43 Insert for WFS.

With a copy to:

Address:	321 N. Harvey

Oklahoma City, OK 73102

Mail Code 503

Attention:	Treasurer

(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

(c)	[Communications with Employees of J.P. Morgan Securities LLC. If Party B interacts with any employee of J.P. Morgan Securities LLC with respect to the Transaction, Party B is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, National Association (and not as a representative of J.P. Morgan Securities LLC) in connection with the Transaction.][44]

(c)	[Agent received or will receive other remuneration from Party A in relation to this Confirmation and the Transaction hereunder. The amount and source of such other remuneration will be furnished upon written request.

(d)	Party B understands and agrees that Agent will act as agent for both parties with respect to the Transaction and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under the Transaction. Agent shall have no responsibility or personal liability to Party B arising from any failure by Party A to pay or perform any obligations hereunder or to monitor or enforce compliance by Party A or Party B with any obligation hereunder, including, without limitation, any obligations to maintain collateral. Agent is so acting solely in its capacity as agent for Party B and Party A pursuant to instructions from Party B and Party A. Each of Party A and Party B agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of the Transaction.

(e)	Notwithstanding any provisions of the Agreement, all communications relating to the Transaction or the Agreement shall be transmitted exclusively through Agent at the address specified in the Notices section above.

44 Insert for JPM

(f)	Party A hereby provides notice that (a) except as otherwise agreed in writing by Party A and Party B, Party A may commingle, repledge or otherwise use any collateral Party B provides in its business; (b) in the event of Party A’s failure, Party B will likely be considered an unsecured creditor of Party A as to that collateral; (c) the Securities Investor Protection Act of 1970 (“SIPA”) does not protect Party B and Party A is not a member of the Securities Investor Protection Corporation (“SIPC”); and (d) the collateral will not be subject to the requirements of U.S. Securities Exchange Act Rules 8c-1 (Hypothecation of customers’ securities), 15c2-1 (Hypothecation of customers’ securities), or 15c3-3 (Customer protection – reserves and custody of securities).][45]

Other Forwards:

Party A acknowledges that Party B may enter into one or more substantially identical forward transactions (each, an “Other Forward”) for its Shares with one or more other financial institutions (each, an “Other Dealer”). Party A and Party B agree that if Party B designates a Settlement Date with respect to an Other Forward and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period for such Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall notify Party A prior to the commencement of such Overlap Unwind Period, and Party A, in order to facilitate a commercially reasonable unwind of its commercially reasonable hedge positions in respect of the Transaction in compliance with applicable law and regulation and any related policies and procedures of Party A, shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on alternating Exchange Business Days that are not Suspension Days during such Overlap Unwind Period, commencing on the first, second, third or later Exchange Business Day of such Overlap Unwind Period, as notified to Party A by Party B at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Exchange Business Days, for the avoidance of doubt, may be every other Exchange Business Day if there is only one Other Dealer, every third Exchange Business Day if there are two Other Dealers, etc.).

Acknowledgements:

The parties hereto intend for:

(a)	the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)	a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

45 Insert for Mizuho.

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

[U.S. QFC Stay Rules:

The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Party A replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]46

[Canadian Resolution Stay Protocol.

With respect to this Confirmation, each party agrees to the application of subsections 39.15(7.1) to (7.104) and (7.11) of the Canada Deposit Insurance Corporation Act, RSC, 1985, c. C-3 in relation to the actions that the parties may take.]47

[The terms of paragraph 3 of the ISDA Canadian Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol as published by ISDA on 28 July 2022 (the “ISDA Canadian Jurisdictional Module”) are incorporated into and form a part of the Agreement effective as of the Compliance Date (as defined in paragraph 2(c) of the ISDA Canadian Jurisdictional Module). For purposes of incorporating the ISDA Canadian Jurisdictional Module, this Confirmation shall be deemed to be a Covered Agreement, Party A shall be deemed to be a Regulated Entity and Party B shall be deemed to be a Module Adhering Party. In the event of any inconsistences between this Confirmation, the Agreement and paragraph 3 of the ISDA Canadian Jurisdictional Module, the ISDA Canadian Jurisdictional Module will prevail.]48

46 Delete for BMO and RBC.

47 Insert for BMO.

48 Insert for RBC and Scotia.

Tax Matters:

(a)	For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

(A)	[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.][49]

(B)	[It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.][50]

(C)	[It is a U.S. limited liability company organized under the laws of the State of Delaware. For U.S. Federal income tax purposes, it is a Disregarded Entity of Mizuho Americas LLC, a limited liability company organized under the laws of the State of Delaware. For U.S. Federal income tax purposes, Mizuho Americas LLC has elected to be classified as a corporation and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.][51]

49 Insert for BNY, BofA, JPM and WFS.

50 Insert for Barclays, BMO, RBC and Scotia.

51 Insert for Mizuho.

(D)	[It is a limited liability company duly organized and formed under the laws of the State of Delaware and is a disregarded entity for U.S. federal income tax purposes. Party A’s sole member is a corporation duly organized under the laws of the State of Delaware and is an exempt recipient under Section 1.6049-4(c) (1)(ii) of the United States Treasury Regulations.][52]

(E)	[It is a bank organized under the laws of Canada and is treated as a corporation for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.][53]

(F)	[It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes and is a “Qualified Derivatives Dealer” acting as principal with respect to the Transaction, as further provided under “Qualified Derivatives Dealer” below.][54]

(G)	[It is a chartered bank organized under the laws of Canada and is treated as a corporation for United States federal income tax purposes.][55]

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Oklahoma, and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

52 Insert for MS.

53 Insert for RBC.

54 Insert for MUFG.

55 Insert for Scotia.

(c)	For the purpose of Sections 4(a)(i) and (ii) of the Agreement:

(x)            Party B agrees to deliver to Party A one duly executed and completed United States Internal Revenue Service Form W-9 (or any successor thereto). Party B agrees to deliver such Form W-9 (i) upon execution of the Agreement, (ii) promptly upon reasonable demand by Party A and (iii) promptly upon learning that any such form previously provided by Party B has become inaccurate or incorrect.

(y)            Party A agrees to deliver to Party B one duly executed and completed United States Internal Revenue Service Form  W-8ECI, W-8IMY (including, if applicable, certifying its status as a qualified derivatives dealer), W-8BEN-E or W-9 (as applicable) (or any successor thereto). Party A agrees to deliver such Form W-8ECI, W-8IMY, W-8BEN-E or W-9 (as applicable) (i) upon execution of the Agreement and in any event prior to the first payment under the Transaction, (ii) promptly upon reasonable demand by Party B and (iii) promptly upon learning that any such form previously provided by Party A has become inaccurate or incorrect.

(z)            Each Party A and Party B shall provide any other form or document, accurately completed and in a manner reasonably satisfactory to the other party, that may be required or reasonably requested in order to allow the other party to make a payment under this Confirmation without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate. Such other form or document shall be provided promptly upon the reasonable request of the other party.

(d)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(e)	HIRE Act.

[To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction. Any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder shall be an “871(m) Withholding Tax.”  For the avoidance of doubt, an 871(m) Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.]56

[“Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder (an “871(m) Withholding Tax”). For the avoidance of doubt, an 871(m) Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement. ]57

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) the Private Placement Procedures set forth in Annex A hereto or (ii) any damages that may be payable by Party B as a result of breach of this Confirmation.

56 Insert for BofA and MUFG

57 Insert for all other dealers.

[EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol:

The parties agree that the terms of the [2020 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020]58 [2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on July 19, 2013]59 (“Protocol”) apply to the Agreement as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. For the purposes of this section:

(a)	Party A is a Portfolio Data Sending Entity and Party B is a Portfolio Data Receiving Entity.

(b)	Party A and Party B may use a Third Party Service Provider, and each of Party A and Party B consents to such use including the communication of the relevant data in relation to Party A and Party B to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

(c)	The Local Business Days for such purposes in relation to Party A is [New York, New York, USA][60][London][61] and, in relation to Party B, is [ ].

(d)	The following are the applicable email addresses.

Portfolio Data:	Party A: [For Barclays: MarginServicesPortRec@barclays.com][For MUFG: OPS-ClientValuations@int.sc.mufg.jp]

Party B: [e-mail address]

Notice of discrepancy: Party A: [For Barclays: PortRecDiscrepancy@barclays.com] [For MUFG: OPS-ClientValuations@int.sc.mufg.jp]

Party B: [e-mail address]

Dispute Notice:	Party A: [For Barclays: EMIRdisputenotices@barclays.com][For MUFG: OPS-ClientValuations@int.sc.mufg.jp]

Party B: [e-mail address]]62

58 Insert for Barclays.

59 Insert for MUFG.

60 Insert for Barclays.

61 Insert for MUFG.

62 Insert for Barclays and MUFG.

[NFC Representation:

Party B represents and warrants to Party A (which representation and warranty will be deemed to be made under the Agreement and repeated at all times while any “Transaction” under any Confirmation under the Agreement remains outstanding, unless the Party B notifies the Party A promptly otherwise of any change in its status from that represented) that:

(a)            it is an entity established outside the European Union and the United Kingdom of Great Britain and Northern Ireland (the “UK”) that would constitute (i) a non-financial counterparty (as such term is defined in Regulation (EU) No 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories dated 4 July 2012 (“EMIR”)) if it were established in the European Union, and (ii) a non-financial counterparty (as defined in EMIR as it forms part of ‘retained EU law’ (as defined in the European Union (Withdrawal) Act 2018 (as amended from time to time)) (“UK EMIR”)) if it were established in the United Kingdom; and

(b)            as at the date of the trade, the entity would not have executed a sufficient amount of derivative activity such that the month-end average notional during the previous 12 months would classify the entity as exceeding the “clearing” threshold, as established by EMIR or UK EMIR, as relevant, if the entity were established in the European Union or the United Kingdom.

Bail-in Protocol:

The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition:

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

The Agreement shall be deemed a “Protocol Covered Agreement” for the purposes of the Attachment and the Implementation Date for the purposes of the Attachment shall be deemed to be the date of this Confirmation. In the event of any inconsistencies between the Attachment and the other provisions of the Agreement, the Attachment will prevail.

Contractual Recognition of UK Stay Resolution:

Notwithstanding anything contained in the Agreement, the parties agree that the provisions of the 2020 UK (PRA Rule) Jurisdictional Module (the “UK Module”) published by the International Swaps and Derivatives Association, Inc. on 22 December 2020, as amended from time to time, shall be deemed to be incorporated into the Agreement as if references in those provisions to “Covered Agreement” were references to the Agreement, and on the basis that: (i) Party A shall be treated as a “Regulated Entity” and as a “Regulated Entity Counterparty” with respect to Party B, (ii) Party B shall be treated as a “Module Adhering Party”, and (iii) references to the “Implementation Date” in the UK Module shall be deemed to be the date of this Confirmation.

Regulatory Provisions:

The time of dealing for the Transaction will be confirmed by Party A upon written request by Party B. The Agent will furnish to Party B upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction.

Method of Delivery:

Whenever delivery of funds or other assets is required hereunder by or to Party B, such delivery shall be effected through the Agent. In addition, all notices, demands and communications of any kind relating to the Transaction between Party A and Party B shall be transmitted exclusively through the Agent.

Role of Agent

Each of Party A and Party B acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Party A under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Party A and the Agent have not given, and Party B is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Party A or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Party B acknowledges that the Agent is an affiliate of Party A. Party A will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder]63

[Role of Agent:

Each of Party A and Party B acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Party A under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transactions, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction (including arising from any failure by Party A or Party B to pay or perform any obligation under the Transaction), (iv) Party A and the Agent have not given, and Party B is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Party A or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Party B acknowledges that the Agent is an affiliate of Party A. Party A will be acting for its own account in respect of this Confirmation and the Transactions contemplated hereunder.]64

63 Insert for Barclays.

64 Insert for BMO.

[Party A has acted, and will act, as principal in respect of this Confirmation and the Transaction, and Scotia Capital (USA) Inc., its affiliate, is acting as agent for Party A (the “Agent”). With respect to the Agent, each of Party B and Party A acknowledges to and agrees with the other party hereto and with the Agent that (i) the Agent is acting as agent for Party A under the Transaction pursuant to instructions from Party A, (ii) the Agent is not a principal or party to this Confirmation or the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner, to either party in respect of this Confirmation or the Transaction, (iv) Party A and the Agent have not given, and Party B is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Party A or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary under this Confirmation. Party A is not a member of the Securities Investor Protection Corporation.]65

[Royal Bank of Canada (“RBC” or the “Bank”) has appointed as its agent, its indirect wholly-owned subsidiary, RBC Capital Markets, LLC (“RBCCM”), for purposes of conducting on the Bank’s behalf, a business in privately negotiated transactions in options and other derivatives. Party B is hereby advised that RBC, the principal and stated counterparty in such transactions, duly has authorized RBCCM to market, structure, negotiate, document, price, execute and hedge transactions in over-the-counter derivative products. RBCCM has full, complete and unconditional authority to undertake such activities on behalf of RBC. RBCCM acts solely as agent and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under this Transaction. This Transaction is not insured or guaranteed by RBCCM.]66

[NFC Representation Protocol:

The parties agree that the provisions set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol published by ISDA on March 8, 2013 (the “NFC Representation Protocol”) shall apply to the Agreement as if each party were an Adhering Party under the terms of the NFC Representation Protocol. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this clause (b) (and references to “the relevant Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be “enters into the Agreement”, (iii) references to “Covered Master Agreement” shall be deemed to be references to the Agreement (and each “Covered Master Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. Party B confirms that it enters into this Confirmation as a party making the NFC Representation (as such term is defined in the NFC Representation Protocol). Party B shall promptly send any required notification of any change to its status as a party making the NFC Representation under the NFC Representation Protocol to Party A (with a copy to MUSICMP.EMIREnquiries@int.sc.mufg.jp).

65 Insert for Scotia.

66 Insert for RBC.

Transaction Reporting – Consent for Disclosure of Information:

Notwithstanding anything to the contrary herein or in the Agreement or any non-disclosure, confidentiality or other agreements entered into between the parties from time to time, each party hereby consents to the Disclosure of information (the “Reporting Consent”):

(a)	to the extent required by, or necessary in order to comply with, any applicable law, rule or regulation which mandates Disclosure of transaction and similar information or to the extent required by, or necessary in order to comply with, any order, request or directive regarding Disclosure of transaction and similar information issued by any relevant authority or body or agency (“Reporting Requirements”); or

(b)	to and between the other party’s head office, branches or affiliates; to any person, agent, third party or entity who provides services to such other party or its head office, branches or affiliates; to a Market; or to any trade data repository or any systems or services operated by any trade repository or Market, in each case, in connection with such Reporting Requirements.

“Disclosure” means disclosure, reporting, retention, or any action similar or analogous to any of the aforementioned.

“Market” means any exchange, regulated market, clearing house, central clearing counterparty or multilateral trading facility.

Disclosures made pursuant to this Reporting Consent may include, without limitation, Disclosure of information relating to disputes over transactions between the parties, a party’s identity and certain transaction and pricing data and may result in certain anonymous information becoming available to the public or to recipients in a jurisdiction which may have a different level of protection for personal data from that of the relevant party’s home jurisdiction.

This Reporting Consent shall be deemed to constitute an agreement between the parties with respect to Disclosure in general and shall survive the termination of this Confirmation. No amendment to or termination of this Reporting Consent shall be effective unless such amendment or termination is made in writing between the parties and specifically refers to this Reporting Consent.

Capacity of Party A:

The parties acknowledge and agree that Party A is not a U.S. registered broker-dealer and that its participation in the Agreement and the Transaction is pursuant and subject to Rule 15a-6. Further, the parties acknowledge and agree that Party A’s U.S. registered broker-dealer affiliate, MUFG Securities Americas Inc. (its “U.S. Affiliate”), will act as Party A’s chaperone for purposes of the activities contemplated in the Agreement and that any reference to any obligation of Party A in the Agreement shall, to the extent that such obligations are required to be carried out by a registered broker or dealer under Rule 15a-6, be deemed to be a requirement that Party A procure that its U.S. Affiliate to perform such obligations. Such obligations include but are not limited to effecting transactions, issuing confirmations, maintaining books and records, participating in oral communications, and obtaining certain representations and consents. MUFG Securities Americas Inc. may have been or may be paid a fee by Party A in connection with the Transaction.

[Qualified Derivatives Dealer:

Party A represents that, as of the date hereof and on each date on which a payment is made or received under the Transaction, it is a “Qualified Derivatives Dealer”, as defined for purposes of Chapter 3 of the Code, and is acting as a principal with respect to the Transaction under this Confirmation. Party A shall promptly notify Party B if it ceases to be a Qualified Derivatives Dealer or ceases to act as principal with respect to the Transaction. This representation shall be deemed a representation made for purposes of Section 3(f) of the Agreement.]67

Contractual Recognition of Bail-In (United Kingdom):

(a)	Notwithstanding anything to the contrary in the Agreement or in any other agreement, arrangement or understanding among the parties, each party acknowledges and accepts that liabilities arising under the Agreement (other than Excluded Liabilities) may be subject to the exercise of the UK Bail-in Power by the relevant resolution authority and agrees and consents to, and acknowledges and accepts to be bound by, any Bail-in Action and the effects thereof (including any variation, modification and/or amendment to the terms of the Agreement as may be necessary to give effect to any such Bail-in Action), which if the Bail-in Termination Amount is payable by the BRRD Party to the Creditor Counterparty may include, without limitation:

(i)	a reduction, in full or in part, of the Bail-in Termination Amount; and/or

(ii)	a conversion of all, or a portion of, the Bail-in Termination Amount into shares or other instruments of ownership, in which case the Creditor Counterparty acknowledges and accepts that any such shares or other instruments of ownership may be issued to or conferred upon it as a result of the Bail-in Action.

67 NTD: Delete for RBC.

(b)	Each party acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understanding between the parties relating to the subject matter of the Agreement and that no further notice shall be required between the parties pursuant to the Agreement in to order to give effect to the matters described herein.

(c)	The acknowledgements and acceptances contained in clauses (i) and (ii) above will not apply if:

(i)	the relevant resolution authority determines that the liabilities arising under the Agreement may be subject to the exercise of the UK Bail-in Power pursuant to the law of a third country governing such liabilities or a binding agreement concluded with such third country and in either case the UK Regulations have been amended to reflect such determination; and/or

(ii)	the UK Regulations have been repealed or amended in such a way as to remove the requirement for either party to give or obtain the acknowledgements and acceptances contained in paragraphs (i) and (ii).

(d)	Definitions.

“Bail-in Action” means the exercise of the UK Bail-in Power by the relevant resolution authority in respect of any transaction under the Agreement.

“Bail-in Termination Amount” means the early termination amount or early termination amounts (howsoever described), together with any accrued but unpaid interest thereon, in respect of all transactions (or if the Bail-in Action is exercised only with respect to transactions in one or more netting sets, all transactions relating to such netting set(s), as applicable) under the Agreement (before, for the avoidance of doubt, any such amount is written down or converted by the relevant resolution authority).

“BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Party” means the party in respect of which the UK Bail-in Power has been exercised by the relevant resolution authority.

“Creditor Counterparty” means the party which is not the BRRD Party.

“Excluded Liabilities” means liabilities excluded from the scope of the contractual recognition of bail-in requirement pursuant to the UK Regulations.

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, the UK Regulations.

“UK Regulations” means any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the BRRD as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.

Special Resolution Regime Termination Right:

(a)	Upon the occurrence of a Crisis Prevention Measure, Crisis Management Measure or a Recognised Third-Country Resolution Action (each as defined in section 48Z(1) of the U.K. Banking Act 2009) and/or any Bail-in Action in relation to Party A, Counterparty shall be entitled to exercise termination rights under, or rights to enforce its rights, in connection with the Agreement, to the extent that it would be entitled to do so under the Special Resolution Regime (as defined in the U.K. Banking Act 2009) if the Agreement were governed by the laws of any part of the United Kingdom.

(b)	For the purposes of clause (a) above, Section 48Z of the U.K. Banking Act 2009 is to be disregarded to the extent that it relates to a Crisis Prevention Measure other than the making of a "mandatory reduction instrument" by the Bank of England under section 6B of the U.K. Banking Act 2009.][68]

68 Insert for MUFG.

[Matters relating to Party A and Agent:

(i) Party A is not registered as a broker or dealer under the Exchange Act. BNY Capital Markets, LLC (“Agent”) has acted solely as agent for Party A and Party B to the extent required by law in connection with the Transaction and has no obligations, by way of issuance, endorsement, guarantee or otherwise, with respect to the performance of either party under the Transaction. The parties agree to proceed solely against each other, and not against Agent, in seeking enforcement of their rights and obligations with respect to the Transaction, including their rights and obligations with respect to payment of funds and delivery of securities. Party A is not a member of the Securities Investor Protection Corporation.

(ii) Agent may have been paid a fee by Party A in connection with the Transaction. Further details will be furnished upon written request.

(iii) The time of dealing for the Transaction will be furnished by Agent upon written request.]69

Counterparts:

This Confirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

69 Insert for Barclays and BNY.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

[Barclays Bank PLC][70] [The Bank of New York Mellon][71] [Bank of Montreal][72][ Bank of America, N.A.][73] [JPMorgan Chase Bank, National Association][74][ Mizuho Markets Americas LLC][75] [Morgan Stanley & Co. LLC][76][MUFG Securities EMEA plc][77][ Royal Bank of Canada By: RBC Capital Markets, LLC, as its agent][78][The Bank of Nova Scotia][79][Wells Fargo Bank, National Association][80]

By:
Name:
Title:

[BMO CAPITAL MARKETS CORP.,
as agent for BANK OF MONTREAL

By:
Name:
Title:][81]

MIZUHO SECURITIES USA LLC
Acting solely as Agent in connection with this Confirmation

By:
Name:
Title:][82]

70 Insert for Barclays.

71 Insert for BNY.

72 Insert for BMO.

73 Insert for BofA.

74 Insert for JPM.

75 Insert for Mizuho.

76 Insert for MS

77 Insert for MUFG.

78 Insert for RBC.

79 Insert for Scotia.

80 Insert for WFS.

81 Insert for BMO.

82 Insert for Mizuho.

Signature Page

Confirmed as of the date first written above:

OGE Energy Corp.

By:
Name:
Title:

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[ , ]	USD [ ]
[ , ]	USD [ ]
[ , ]	USD [ ]
[ , ]	USD [ ]
[ , ]	USD [ ]

Schedule I

SCHEDULE II

EDG Personnel

[                  ]

Schedule II

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures for placements of equity securities of similar size by issuers of comparable size to Party B and in the same industry as Party B, reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any Affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a) (1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such Affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements of similar size, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith commercially reasonable discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares based on actual charges or discounts given (assuming shares are sold in a commercially reasonable manner at prevailing market prices, taking into account such discount). Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)	If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its Affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such Affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its Affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such Affiliate of Party A).

Annex A

ANNEX B

FORM OF PRICING SUPPLEMENT

To:	OGE Energy Corp.

321 North Harvey

P.O. Box 321

Oklahoma City, Oklahoma 73101

From:	[Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

Telephone: +44 (0)20 7623 2323

c/o Barclays Capital Inc.

as Agent for Barclays Bank PLC

745 Seventh Avenue

New York, NY 10019

Telephone: +1 212 526 7000]83

[Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Telephone No.: (416) 552-4177

Facsimile No.: (416) 552-7904]84

[The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286]85

[Bank of America, N.A.

One Bryant Park, 8th Fl.

New York, NY 10036]86

[JPMorgan Chase Bank, National Association

New York Branch

270 Park Avenue

New York, NY 10017]87

[Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as Agent

1271 Park Avenue

New York, NY 10020]88

83 Insert for Barclays.

84 Insert for BMO.

85 Insert for BNY.

86 Insert for BofA.

87 Insert for JPM.

88 Insert for Mizuho.

Annex B

[Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, New York 10036]89

[MUFG Securities EMEA plc

Ropemaker Place, 25 Ropemaker Street

London EC27 9AJ

United Kingdom]90

[Royal Bank of Canada

c/o RBC Capital Markets, LLC, as Agent

Brookfield Place

200 Vesey Street

New York, NY 10281-1021

Telephone: (212) 858-7000]91

[The Bank of Nova Scotia

44 King Street West

Toronto, Ontario M5H 1H1 Canada]92

[Wells Fargo Bank, National Association

30 Hudson Yards

New York, NY 10001-2170

Email: CorporateDerivativeNotifications@wellsfargo.com]93

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated [            ], 20[    ] (the “Confirmation”) between OGE Energy Corp. (“Party B”) and [          ] (“Party A”).

For all purposes under the Confirmation,

(a)	the Hedge Completion Date is [ ];

(b)	the Base Amount shall be [ ], subject to further adjustment in accordance with the terms of the Confirmation; and

(c)	the Initial Forward Price shall be USD [ ].

89 Insert for MS.

90 Insert for MUFG.

91 Insert for RBC.

92 Insert for Scotia.

93 Insert for WFS.

Annex B

Very truly yours,

[Barclays Bank PLC][94] [The Bank of New York Mellon][95] [Bank of Montreal][96][Bank of America, N.A.][97] [JPMorgan Chase Bank, National Association][98][Mizuho Markets Americas LLC][99] [Morgan Stanley & Co. LLC]100[MUFG Securities EMEA plc]101[ Royal Bank of Canada By: RBC Capital Markets, LLC, as its agent]102[The Bank of Nova Scotia]103[Wells Fargo Bank, National Association]104

By:
Name:
Title:

[BMO CAPITAL MARKETS CORP.,
as agent for BANK OF MONTREAL

By:
Name:
Title:]105

MIZUHO SECURITIES USA LLC
Acting solely as Agent in connection with this Confirmation

By:
Name:
Title:]106

94 Insert for Barclays.

95 Insert for BNY.

96 Insert for BMO.

97 Insert for BofA.

98 Insert for JPM.

99 Insert for Mizuho.

100 Insert for MS

101 Insert for MUFG.

102 Insert for RBC.

103 Insert for Scotia.

104 Insert for WFS.

105 Insert for BMO.

106 Insert for Mizuho.

Annex B